SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The PMI Group, Inc.

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INVITATION TO ANNUAL MEETING

OF STOCKHOLDERS

THE PMI GROUP, INC.

April 23, 2004

Dear Stockholder,

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of The PMI Group, Inc. to be held on Thursday, May 27, 2004, at 9:00 a.m. Pacific time, at our headquarters located at 3003 Oak Road in Walnut Creek, California.

We look forward to greeting our stockholders. As explained in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the purposes of the meeting are:

1.	The election of directors.

2.	The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004.

3.	The approval of our amended and restated Equity Incentive Plan.

4.	The approval of the matching contribution feature of our Officer Deferred Compensation Plan.

5.	The approval of our amended and restated Bonus Incentive Plan.

The Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the Proxy Statement; FOR ratification of the appointment of Ernst & Young LLP as independent auditors; and FOR approval of our amended and restated Equity Incentive Plan, the matching contribution feature of our Officer Deferred Compensation Plan, and our amended and restated Bonus Incentive Plan.

At the meeting, we will report on our business and there will be an opportunity for you to ask questions.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. STOCKHOLDERS OF RECORD MAY ALSO GIVE THEIR PROXY BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY CARD. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON.

/s/ W. Roger Haughton

W. Roger Haughton
Chairman of the Board of Directors and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The PMI Group, Inc., a Delaware corporation, will be held on Thursday, May 27, 2004, at 9:00 a.m. Pacific time, at our headquarters located at 3003 Oak Road, Walnut Creek, California 94597, for the following purposes:

1.	To elect directors to serve until the next annual election and until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004;

3.	To approve our amended and restated Equity Incentive Plan;

4.	To approve the matching contribution feature of our Officer Deferred Compensation Plan;

5.	To approve our amended and restated Bonus Incentive Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on April 1, 2004 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Victor J. Bacigalupi

Victor J. Bacigalupi
Senior Executive Vice President, General Counsel and Secretary

April 23, 2004

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY COMPLETE,

SIGN, DATE AND RETURN YOUR PROXY CARD.

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being mailed on or about April 23, 2004 in connection with the solicitation of proxies on behalf of the Board of Directors of The PMI Group, Inc., a Delaware corporation (“PMI” or the “Company”), for use at the Annual Meeting of Stockholders to be held Thursday, May 27, 2004 at 9:00 a.m. Pacific time at our headquarters located at 3003 Oak Road, Walnut Creek, California and at any adjournment or postponement thereof (the “Annual Meeting”).

Our principal executive office is located at 3003 Oak Road, Walnut Creek, California 94597. The telephone number at that address is (925) 658-7878.

RECORD DATE AND SHARES OUTSTANDING. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting is April 1, 2004 (the “Record Date”). As of that date, approximately 95,567,365 shares of common stock were outstanding.

REVOCABILITY OF PROXIES. A proxy is revocable by written notice to the Secretary of PMI at any time before it is voted and may also be revoked by signing and delivering a proxy with a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION. For each matter that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock registered in the stockholder’s name on the Record Date. The Chairman of the Board will announce the opening and closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted. Instead of submitting a signed proxy card, stockholders of record may submit their proxies by telephone using the control number and instructions accompanying the proxy card. Telephonic voting may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian. The enclosed proxy is solicited by our Board of Directors. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the Annual Meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

FOR	–	election to the Board of the 14 individuals nominated by the Board of Directors;

FOR	–	ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004;

FOR	–	approval of the amended and restated Equity Incentive Plan;

FOR	–	approval of the matching contribution feature of the Officer Deferred Compensation Plan so that we may continue to pay matching contributions in the form of our stock; and

FOR	–	approval of the amended and restated Bonus Incentive Plan.

Any other business that may properly come before the meeting will be voted at the discretion of the proxy holder.

A quorum is necessary to conduct the business of the Annual Meeting. The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by PMI to act as election inspectors for the Annual Meeting. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

If you are a beneficial stockholder and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of Ernst & Young LLP as our independent auditor even if the broker does not receive voting instructions from you. Under the New York Stock Exchange rules, your broker may not vote your shares on Items 3, 4 and 5 relating to PMI’s Equity Incentive Plan, Officer Deferred Compensation Plan and Bonus Incentive Plan, respectively, unless you instruct your broker how to vote. Without your voting instructions on these items, a broker non-vote will occur.

A plurality of the votes cast is required for the election of directors. This means that the 14 nominees who receive the most votes will be elected to the 14 open directorships even if they get less than a majority of the votes cast.

The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote at the meeting is required for the ratification of the appointment of Ernst & Young LLP as auditors (Item 2). Abstentions will effectively count as a vote against the appointment of Ernst & Young LLP as auditors.

The affirmative vote of a majority of the votes cast on a proposal is required for approval of the amended and restated Equity Incentive Plan (Item 3) and the matching contribution feature of the Officer Deferred Compensation Plan (Item 4), provided that the total vote cast on the respective proposal represents over 50% in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes are not counted as votes cast with respect to Item 3 or 4; however, if holders of more than 50% in interest of all securities entitled to vote on the respective proposal do not cast votes, abstentions and broker non-votes will have the effect of voting against the respective proposal.

In order to approve the amended and restated Bonus Incentive Plan (Item 5), a majority of the votes cast on the proposal (including abstentions to the extent that abstentions are counted as votes cast under applicable state law) must be in favor of the proposal. We do not believe that abstentions are counted under Delaware law as votes cast. Therefore, abstentions and broker non-votes are not counted for purposes of approving the amended and restated Bonus Incentive Plan.

If you are a participant in our Savings and Profit Sharing Plan or Alternate 401(k) Plan (together, the “401 (k) Plans”), you will receive a separate proxy that applies to the shares you own through the 401(k) Plans. Your proxy will serve as a voting instruction for the 401(k) Plans’ trustees. If no choices are specified, a properly executed proxy will be voted by the 401(k) Plans’ Investment Committees. If you own shares through the 401(k) Plans and you do not vote, the 401(k) Plans’ Investment Committees will vote those shares.

The cost of this solicitation will be borne by PMI. MacKenzie Partners, Inc. has been retained by PMI to assist in the solicitation of proxies at an estimated fee of $6,000 plus reimbursement of reasonable expenses. In addition, PMI may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in mailing solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone or telegram, without additional compensation, other than reimbursement of expenses.

Our Annual Report to Stockholders for the year ended December 31, 2003 has been mailed with this document. Stockholders should refer to the Annual Report to Stockholders for financial and other information about our activities. However, the Annual Report to Stockholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

Our bylaws and proxy rules promulgated by the Securities and Exchange Commission (“SEC”) provide that stockholders may submit nominations for directors at an annual meeting if they comply with certain requirements. Any nomination for director submitted by a stockholder must have been received by the Secretary of PMI at our principal executive offices not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting to be considered timely. PMI has not received any nominations for directors from stockholders. No untimely nomination will be considered. Stockholders were also entitled to present proposals for inclusion in our Proxy Statement and form of proxy for the Annual Meeting by writing to the Secretary of PMI by December 20, 2003. Stockholders who wished to submit proposals or director nominations not included in the Proxy Statement and proxy must have done so between January 23, 2004 and February 22, 2004. PMI has not received any proposals from stockholders.

ITEM 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION. A Board of 14 directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 14 nominees named below. All of the nominees are presently directors of the Company. Each person elected will serve a one-year term as a director until the next annual meeting or until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the Annual Meeting any of the nominees named below is not available to serve as a director (an event that the Board of Directors does not anticipate), the proxies will be voted for the election of such other person or persons as the proxy holders may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED BELOW, AND UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

NOMINEES FOR DIRECTOR. Set forth below is certain information for each nominee, based on data furnished by them.

MARIANN BYERWALTER, 43, has been one of our directors since May 2001. Ms. Byerwalter is currently Chairman of JDN Corporate Advisory LLC, a privately-held advisory services firm. Ms. Byerwalter served as Chief Financial Officer and Vice President for Business Affairs of Stanford University from February 1996 through February 2001. Prior to joining Stanford University, she was a partner and co-founder of America First Financial Corporation from 1987 through January 1996. Ms. Byerwalter was also the Chief Operating Officer, Chief Financial Officer and a director of America First Eureka Holdings, the holding company for EurekaBank, a publicly-traded institution. She was the Chief Financial Officer of EurekaBank from 1993 to 1996 and was a member of its board of directors from 1988 until the company was sold in 1998. Ms. Byerwalter currently serves on the boards of SchwabFunds, SRI International, Redwood Trust, Inc. and America First Companies. She serves as a director and as Chair of the audit committees of the Stanford Hospital & Clinics and the Lucile Packard Children’s Hospital. She also serves on the board of trustees of Stanford University. She is Chair of our Audit Committee and a member of our Governance and Nominating Committee.

DR. JAMES C. CASTLE, 67, has been one of our directors since May 1997. Dr. Castle is currently President and Chief Executive Officer of Castle Information Technologies, LLC, a provider of information technology and board of director consulting services. Dr. Castle was Chairman and Chief Executive Officer of DST Systems of California, Inc. (formerly known as USCS International, Inc.) from 1992 until he retired in April 2002. Dr. Castle served as Chief Executive Officer and director of Teradata Corporation from August 1991 through April 1992. Dr. Castle also serves on the boards of ADC Telecommunications, Inc. and Southwest Water Co. He is a member of our Audit Committee.

CARMINE GUERRO, 62, has been one of our directors since August 2002. Mr. Guerro has been Chairman of Grosvenor Americas Limited, a private property development and investment company, since March 2002. Prior thereto, he was a partner at PricewaterhouseCoopers for 26 years, holding a variety of positions including Vice Chairman of Client Service and Cluster Managing Partner of the Western Region. He was also a member of the Executive Committee of the firm. Mr. Guerro’s past civic board affiliations include President of the International Diplomacy Council of the Bay Area, Chairman of the University of California at Berkeley Business School Professional Accounting Program, and member of the board of directors for the Bay Area Council. He is Vice-Chair of our Audit Committee.

W. ROGER HAUGHTON, 56, is Chairman of the Board and Chief Executive Officer of PMI and Chairman of PMI Mortgage Insurance Co. He brings more than 34 years of experience to his positions. Mr. Haughton joined us in 1985 from Allstate Insurance Company, where he held various underwriting positions since 1969. He served as President and Chief Executive Officer of PMI Mortgage Insurance Co. from January 1993 until January 2004. He became President, Chief Executive Officer and a director of PMI when PMI went public in April 1995, and was elected Chairman of the Board in May 1998. A graduate of the University of California at Santa Barbara, Mr. Haughton holds a B.A. in Economics. He is past President of Mortgage Insurance Companies of America, the industry trade association. Mr. Haughton has a long history of active volunteerism with various affordable housing organizations. Mr. Haughton is a member of the board of directors of Habitat for Humanity International, and is on the board and is a former Chairman of Social Compact, a Washington D.C. organization dedicated to promoting revitalization of America’s inner cities. He is also on the executive committee and board of San Francisco’s Bay Area Council. Mr. Haughton is a trustee for the University of California at Santa Barbara, and he also serves on the policy advisory boards for both the Fisher Center for Real Estate & Urban Economics at the University of California at Berkeley and the School of Real Estate at the University of San Diego. He is a member of our Financial Guaranty Oversight Committee.

WAYNE E. HEDIEN, 70, has been one of our directors since January 1995 and was a director of PMI from February 1983 through May 1990 and from April 1992 through January 1995. Mr. Hedien was the Chairman of the Board of Allstate Insurance Company from July 1989 through December 1994 and was elected to the same position with The Allstate Corporation in March 1993 in preparation for The Allstate Corporation’s initial public offering. He held a variety of senior executive positions with Allstate Insurance Company and its affiliates prior to his retirement in December 1994. He is also on the board of directors of the Morgan Stanley Funds and is Vice Chairman of the board of trustees of the Field Museum of Chicago. He is a member of our Governance and Nominating Committee, Compensation Committee and Investment and Finance Committee.

LOUIS G. LOWER II, 58, has been one of our directors since May 2001. Mr. Lower has been President and Chief Executive Officer and a director of Horace Mann Educators Corporation, a multiline insurance corporation focusing on the retirement planning and personal insurance needs of the educational community, since February 2000. Before joining Horace Mann, Mr. Lower served as Chairman and Chief Executive Officer of Allstate Life Insurance Company and was a director of Allstate Insurance Company, Allstate Life Insurance Company and Allstate Federal Savings Bank. Prior to being elected Chairman of Allstate Life Insurance Company in 1999, Mr. Lower served as that company’s President and Chief Executive Officer since 1990 and as Senior Vice President, Treasurer and Chief Investment Officer of both Allstate Life Insurance Company and Allstate Insurance Company from 1986 to 1989. Mr. Lower joined Allstate Insurance Company in 1976 and held a number of positions prior to becoming Executive Vice President in 1989. Mr. Lower serves on the boards of directors of Horace Mann and the National Education Association Foundation for the Improvement of Education. He is a director and past Chairman of Life Office Management Association and has served on the boards of the American Council of Life Insurers, Life Insurance Marketing and Research Association, Inc., Life Underwriter Training Counsel, National Association of Variable Annuities and the American College. He is a member of our Compensation Committee and our Investment and Finance Committee.

RAYMOND L. OCAMPO JR., 51, has been one of our directors since May 1999. He has been a member of the board of directors of the Berkeley Center for Law & Technology since January 2000 and served as Executive Director from August 1997 through December 1999. Mr. Ocampo was Senior Vice President, General Counsel and Secretary at Oracle Corporation from September 1990 until his retirement in November 1996. Mr. Ocampo joined Oracle in July 1986 and held various senior and executive positions with Oracle until retirement. Mr. Ocampo is a member of the board of directors of CytoGenix, Inc., Intraware, Inc., Keynote Systems, Inc., VitalStream Holdings, Inc., and previously served on the boards of directors of Vantive Corporation and several private companies. He is Vice Chair of our Compensation Committee.

JOHN D. ROACH, 60, has been one of our directors since May 1997. Mr. Roach is the Chairman and Chief Executive Officer of Stonegate International, a private investment and advisory services firm, and Chairman of Unidare U.S., the North American subsidiary of Unidare plc, a public Irish company and a leading wholesaler of maintenance, repair and operation (MRO) supplies and products to the welding, safety and industrial markets. He was previously the Chairman, President and Chief Executive Officer of

Builders FirstSource. Prior to joining Builders FirstSource, he was the Chairman, President and Chief Executive Officer of Fibreboard Corporation. From 1987 to 1991, Mr. Roach held senior positions with Manville Corporation, having served as Executive Vice President – Operations, President of Building Products Operations and Chief Financial Officer. Prior to joining Manville, Mr. Roach was a strategy consultant and senior officer of Braxton Associates, Booz Allen Hamilton and The Boston Consulting Group. Mr. Roach currently serves on the boards of URS Corporation, Material Sciences and Kaiser Aluminum Corporation. Mr. Roach has previously served on the boards of directors of Fibreboard, Magma Power, Thompson PBE, the American Stock Exchange, NCI Building Systems and Washington Group International. He is a member of our Audit Committee and our Financial Guaranty Oversight Committee.

DR. KENNETH T. ROSEN, 55, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. from October 1993 through January 1995. Dr. Rosen has been a Professor of Business Administration at the Haas School of Business since July 1978, and Chairman of the Fisher Center for Real Estate & Urban Economics since 1979, each at the University of California at Berkeley. He is also Chairman of the Rosen Consulting Group, a real estate and mortgage market consulting firm. Dr. Rosen serves as the Chairman of Lend Lease Rosen Real Estate Securities. Dr. Rosen is also on the boards of directors of Golden West Financial Corporation and Avatar Holdings, Inc. He is Chair of our Investment and Finance Committee and a member of our Compensation Committee.

STEVEN L. SCHEID, 50, has been one of our directors since August 2002. Prior to his retirement in 2002, Mr. Scheid served as Vice Chairman of The Charles Schwab Corporation and President of Schwab’s retail group since 2000. Prior thereto, Mr. Scheid headed Schwab’s financial products and services group and was the firm’s Chief Financial Officer from 1996 through 1999. Prior to joining Schwab, he was with First Interstate BanCorp and its affiliates, where his responsibilities included serving as First Interstate’s Executive Vice President of Finance and Principal Financial Officer, as well as managing an affiliate’s retail investment sales and human resources division. Mr. Scheid also serves on the board of directors of Autodesk, Inc. and Janus Capital Group, Inc. Mr. Scheid is the non-executive Chairman of Janus Capital Group. From 2001 to 2002, Mr. Scheid served on the Federal Advisory Council, which provides oversight to the Federal Reserve Board, Washington, D.C. The appointment was made by the 12th District Federal Reserve Bank. Mr. Scheid is a member of our Compensation Committee, Investment and Finance Committee and Financial Guaranty Oversight Committee.

L. STEPHEN SMITH, 54, has been President and Chief Operating Officer of PMI and PMI Mortgage Insurance Co. since September 1998, and has been Chief Executive Officer of PMI Mortgage Insurance Co. since January 2004. Prior thereto, he was Executive Vice President of Marketing and Field Operations of PMI Mortgage Insurance Co. since May 1994 and was elected to the same positions with PMI in January 1995. Prior thereto, he held various executive positions since 1991. Mr. Smith joined us in 1979. Mr. Smith is a member of our Financial Guaranty Oversight Committee.

RICHARD L. THOMAS, 73, has been one of our directors since July 1996. Mr. Thomas is the retired Chairman of First Chicago NBD Corporation and its principal subsidiary, The First National Bank of Chicago. From January 1, 1992 until December 1, 1995, he was Chairman and Chief Executive Officer of First Chicago Corporation, after which he served as Chairman of First Chicago NBD Corporation until May 1996. Mr. Thomas is also on the boards of directors of IMC Global, Inc., Sabre Holdings Corporation, Sara Lee Corporation and Exelon Corporation. He is Chair of our Governance and Nominating Committee.

MARY LEE WIDENER, 65, has been one of our directors since January 1995 and was a director of PMI Mortgage Insurance Co. from October 1993 through January 1995. Ms. Widener has been Chief Executive Officer of Neighborhood Housing Services of America, Inc. since May 1974. Prior to the end of two four-year terms on December 31, 2003, Ms. Widener served as Chairman of the board of directors of the Federal Home Loan Bank of San Francisco. She serves as Chairman of the board of directors of Social Compact, and is a member of the boards of directors of the S. H. Cowell Foundation, Downs Community Development Corporation and Operation Hope. She is a member of our Audit Committee.

RONALD H. ZECH, 60, has been one of our directors since May 1998. He is currently Chairman, Chief Executive Officer and President of GATX Corporation, a leading provider of specialized finance and leasing solutions to businesses and partners worldwide. GATX Corporation focuses primarily on rail, aircraft, technology and marine assets. Mr. Zech was elected Chairman of GATX Corporation in April 1996, Chief Executive Officer in January 1996, and President in July 1994. Mr. Zech previously served as President and Chief Executive Officer of GATX Capital Corporation from 1984 to 1994. Mr. Zech is also on the board of directors of McGrath RentCorp. He is Chair of our Compensation Committee and a member of our Governance and Nominating Committee.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE GUIDELINES. Our Board of Director Guidelines on Significant Corporate Governance Issues (“governance guidelines”) is attached to this Proxy Statement as Appendix A. Our corporate governance materials, including the governance guidelines and key committee charters, are published in the corporate governance section of our website at www.pmigroup.com. The Board regularly reviews corporate governance developments and modifies its governance guidelines, charters and practices as warranted. Any modifications are reflected on our website. Information contained on our website is not deemed incorporated into this Proxy Statement.

DIRECTOR INDEPENDENCE. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with PMI. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange listing rules. The independence guidelines are set forth in Appendix A to the Board’s governance guidelines, attached hereto as Appendix A. In addition to applying these guidelines, the Board considers all relevant facts and circumstances in making an independence determination. The Board has determined that the following 12 directors satisfy the New York Stock Exchange’s independence requirements and our independence guidelines: Byerwalter, Castle, Guerro, Hedien, Lower, Ocampo, Roach, Rosen, Scheid, Thomas, Widener and Zech. Accordingly, the majority of the members of the Board of Directors are independent.

All members of the Audit, Compensation and Governance and Nominating committees must be, and are, independent directors. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation. The Board has determined that all members of the Audit Committee satisfy the relevant SEC independence requirements.

CODE OF ETHICS. All directors, officers and employees of PMI must act ethically at all times and in accordance with PMI’s Code of Business Conduct and Ethics. This Code and other related documents are published in the corporate governance section of our website at www.pmigroup.com.

BOARD OF DIRECTORS AND COMMITTEES

Our Board of Directors currently consists of 14 directors, 12 of whom are independent directors under the requirements set forth in the New York Stock Exchange listing rules and our independence guidelines.

The Board of Directors held five regularly scheduled meetings and five specially-held meetings and acted by written consent six times during 2003. Pursuant to the Board’s governance guidelines, directors are expected to attend our annual stockholders meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. During 2003, each director attended at least 75% of the regularly scheduled and specially-held Board meetings, with the exception of Ms. Widener and Messrs. Hedien, Lower and Roach, and each director attended at least 75% of the meetings of committees of which he or she is a member, with the exception of Mr. Ocampo. All of the directors attended at least 75% of the regularly scheduled Board meetings in 2003. All of the directors attended the 2003 Annual Meeting. Non-employee directors meet in executive session without any management directors or employees present at each regularly scheduled Board meeting. The Chair of the Governance and Nominating Committee presides at these meetings.

The Board of Directors has established an Audit Committee, a Compensation Committee, a Governance and Nominating Committee, an Investment and Finance Committee, and a Financial Guaranty Oversight Committee. The Board has appointed only independent directors to the Audit, Compensation, Governance and Nominating and Investment and Finance committees.

AUDIT COMMITTEE. The Audit Committee consists of Mariann Byerwalter, Chair, Carmine Guerro, Vice Chair, James C. Castle, John D. Roach, and Mary Lee Widener. Mr. Thomas resigned from the Audit Committee in November 2003. The Audit Committee held five meetings and acted by written consent six times in 2003. Members of the Audit Committee also review and discuss with management and the independent auditors the Company’s quarterly earnings releases prior to their issuance. Information regarding the functions performed by the Audit Committee is set forth in the Audit Committee Report included in this Proxy Statement and the Audit Committee’s Charter included in this Proxy Statement as Appendix B. The Board of Directors has determined that Ms. Byerwalter and Messrs. Guerro, Castle and Roach are audit committee financial experts.

COMPENSATION COMMITTEE. The Compensation Committee consists of Ronald H. Zech, Chair, Raymond L. Ocampo Jr., Vice Chair, Wayne E. Hedien, Louis G. Lower II, Dr. Kenneth T. Rosen and Steven L. Scheid. The Compensation Committee held six meetings and acted by written consent once in 2003. The Compensation Committee reviews and approves all compensation actions relating to the Chief Executive Officer. The Compensation Committee also reviews and sets base salary levels, annual incentive awards and long-term incentives for those executive officers who have company-wide authority with salaries exceeding levels set by the Board of Directors or who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended. The Compensation Committee periodically retains outside and independent advisors as it deems necessary. The Compensation Committee’s Report on Executive Compensation is included in this Proxy Statement.

GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating Committee consists of Richard L. Thomas, Chair, Mariann Byerwalter, Wayne E. Hedien and Ronald H. Zech. The Governance and Nominating Committee held six meetings in 2003. The Governance and Nominating Committee develops and monitors our corporate governance practices and procedures and monitors the responsibilities of Board members, in consultation with the Chairman of the Board. The Governance and Nominating Committee makes periodic reports to the Board of Directors regarding our governance practices. The Governance and Nominating Committee assists the Board of Directors in its assessment of the Chief Executive Officer, and assists the Chairman in the annual self-assessment process for the Board of Directors. The Governance and Nominating Committee advises the Board with respect to the size and composition of the Board and recommends prospective directors to assist in creating a balance of knowledge, experience and capability on the Board. The Governance and Nominating Committee also reviews recommendations regarding director compensation.

The Governance and Nominating Committee will consider all stockholder recommendations for candidates for the Board. Such recommendations should be sent to the Governance and Nominating Committee, c/o Corporate Secretary, The PMI Group, Inc., 3003 Oak Road, Walnut Creek, California 94597, should include the candidate’s qualifications and other relevant biographical information, and should provide confirmation of the candidate’s consent to serve as a director. In addition to considering candidates suggested by stockholders, the Governance and Nominating Committee considers potential candidates recommended by current directors and others. The Governance and Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Governance and Nominating Committee determines whether the candidate meets minimum qualifications and possesses specific qualities and skills for directors, and whether requesting additional information or an interview is appropriate.

The Governance and Nominating Committee’s minimum qualifications and specific qualities and skills required for directors are set forth in Section 18 of our governance guidelines in Appendix A. The Governance and Nominating Committee did not engage a third party consultant to identify potential candidates in 2003 and 2004.

INVESTMENT AND FINANCE COMMITTEE. The Investment and Finance Committee consists of Kenneth T. Rosen, Chair, Louis G. Lower II, Wayne E. Hedien and Steven L. Scheid. The Investment and Finance Committee was established in February 2004 to oversee our investment portfolio and review our capital structure, investment policies and insurance program. The Investment and Finance Committee also sets our cash and dividend policy, recommends to the Board of Directors the amount and timing of dividends, and authorizes pension plan funding levels and investment allocation.

FINANCE GUARANTY OVERSIGHT COMMITTEE. The Financial Guaranty Oversight Committee consists of John D. Roach, Stephen L. Scheid, W. Roger Haughton and L. Stephen Smith. The Financial Guaranty Oversight Committee was established in February 2004 to oversee our investment in FGIC Corporation.

COMMUNICATING WITH THE BOARD OF DIRECTORS. The Board of Directors welcomes communications from stockholders and other interested parties. Third parties may communicate with the Board, its committees, or any individual director by writing to the director(s) at the address of our headquarters, care of our General Counsel, calling (866) 525-5213, or sending an email to directors@pmigroup.com. All such communications will be received by the General Counsel, who will forward each communication to the appropriate director or Board committee as soon as possible.

DIRECTORS’ COMPENSATION AND BENEFITS

Directors who are employees of PMI or its subsidiaries do not receive additional compensation for their services as directors. As revised by the Board of Directors in 2003 and 2004, annual retainer fees for non-employee directors in 2004 are set forth in the following table.

2004 Non-Employee Director Annual Retainer Fees (1)
Board Members	$50,000

Chair of Audit Committee	$10,000

Chairs of Compensation, Governance and Nominating, and Investment and Finance Committee	$6,000

Members of the Financial Guaranty Oversight Committee	$40,000

(1)	Annual retainer fees are paid quarterly. Under our Directors’ Deferred Compensation Plan, each non-employee director may defer receipt of his or her retainer fees. The minimum permitted deferral is $5,000. All amounts deferred are deemed to be invested in phantom shares of our common stock. On any date, the value of each share of phantom stock will equal the fair market value of a share of our common stock, including reinvestment of any dividends. At the time a director makes a deferral election, he or she must also elect the time and method for payment of the deferred amounts. Phantom shares of our common stock will be paid in cash. Directors are also reimbursed for reasonable expenses to attend Board and committee meetings.

Assuming approval by our stockholders of our amended and restated Equity Incentive Plan at our 2004 Annual Meeting, beginning in 2004, non-employee directors will receive quarterly deferred stock units grants. The quarterly units award consists of that number of deferred stock units which, when multiplied by the share price of our common stock on the date of the award, equals $21,250. The deferred stock units vest upon the earlier of cessation of Board service or the fifth anniversary of the award date and, upon exercise, are payable in common stock.

In 2003, non-employee directors received annual retainer fees, as set forth in the following table, as well as an annual grant of stock options to purchase 5,625 shares of our common stock and an annual grant of 675 shares of restricted common stock. Directors were also reimbursed for reasonable expenses to attend Board and committee meetings.

2003 Non-Employee Director Annual Retainer Fees

Board Members	$50,000

Chair of Audit Committee	$10,000

Chairs of Compensation and Governance and Nominating Committees	$6,000

DIRECTORS’ STOCK OWNERSHIP GUIDELINES. In order to more closely align the interests of non-employee directors with those of our stockholders, the Board of Directors established stock ownership guidelines for all non-employee directors. The desired level of stock ownership is to be achieved over a period of five years from the date of first election or appointment as a director. Non-employee directors are expected to own common stock of PMI that has a market value equal to a minimum of five times a director’s annual retainer fee. Stock owned for purposes of the guidelines include: (a) shares purchased in the open market or upon the exercise of options, including shares held in a retirement plan, (b) stock awarded under PMI’s former Stock Plan For Non-Employee Directors, (c) stock awarded under the Equity Incentive Plan, (d) common stock equivalents held in the Directors’ Deferred Compensation Plan, (e) deferred stock units awarded under the Directors’ Deferred Compensation Plan, and (f) vested stock options that have an exercise price below the current market price for our common stock. As of February 27, 2004, non-employee directors Byerwalter, Dr. Castle, Guerro, Hedien, Lower II, Ocampo Jr., Roach, Dr. Rosen, Scheid, Thomas, Widener and Zech have met approximately 51%, 534%, 29%, 487%, 89%, 319%, 623%, 495%, 24%, 2633%, 314%, and 338%, respectively, of the target amount under our stock ownership guidelines based on the closing price of our common stock on February 27, 2004 of $39.60 per share.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 27, 2004, unless otherwise noted, certain stock ownership information regarding: (a) all stockholders known by PMI to be the beneficial owners of five percent or more of our common stock, (b) each nominee and current director of PMI, (c) each Named Executive Officer listed in the Summary Compensation Table in this Proxy Statement, and (d) all directors, director nominees and executive officers of PMI as a group. For purposes of this table, a beneficial owner is generally any person or entity that directly, indirectly or through a family relationship has or shares the power to vote or direct the vote of the shares, has the power to trade or dispose of the shares, or has the right to acquire the ownership of any shares at any time within 60 days of February 27, 2004, through the exercise of any option, warrant, right or convertible security.

Common Stock Beneficially Owned (1)

Beneficial Owner	Number of Shares	Percentage of Class (%)
INVESCO NORTH AMERICAN HOLDINGS, INC. (2) 4350 South Monaco Street Denver, Colorado 80237	11,342,782	11.88

FMR CORP. (3) 82 Devonshire Street Boston, Massachusetts 02109	9,359,892	9.80

CAPITAL GROUP INTERNATIONAL, INC. (4) 11100 Santa Monica Boulevard Los Angeles, California 90025	8,453,770	8.86

Directors and Nominees
Mariann Byerwalter (5)	15,843	*
Dr. James C. Castle (6)	55,943	*
Carmine Guerro (7)	3,738	*
W. Roger Haughton (8)	1,049,551	1.10
Wayne E. Hedien (9)	59,693	*
Louis G. Lower II (10)	15,843	*
Raymond L. Ocampo Jr. (11)	36,643	*
John D. Roach (12)	60,043	*
Dr. Kenneth T. Rosen (13)	56,093	*
Steven L. Scheid (14)	3,738	*
L. Stephen Smith (15)	372,151	*
Richard L. Thomas (16)	198,393	*
Mary Lee Widener (17)	47,197	*
Ronald H. Zech (18)	42,043	*

Other Executive Officers
Bradley M. Shuster (19)	189,163	*
Victor J. Bacigalupi (20)	166,665	*
Donald P. Lofe, Jr. (21)	19,993	*

All directors, nominees and executive officers as a group (21 persons including those named above) (22)	2,760,181	2.89

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMI believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 95,461,912 shares of our common stock outstanding as of February 27, 2004, adjusted as required by rules promulgated by the SEC.

Based on Schedule 13G filed jointly by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. (collectively, “FRI”) with the SEC on February 13, 2004, FRI beneficially owned 4,491, 976 shares, or 5.0%, of PMI’s common stock outstanding as of December 31, 2003. However, based on such filing, FRI held less than five percent of PMI’s common stock outstanding as of February 27, 2004.

(2)	Based on Amendment No. 1 to Schedule 13G filed jointly by INVESCO North American Holdings, Inc. (“INVESCO Holdings”) and INVESCO Asset Management Limited (“INVESCO Asset Management”) with the SEC on March 18, 2004, INVESCO Asset Management beneficially owned 11,342,782 shares and held shared voting and shared dispositive power as to 427,096 shares, and INVESCO Holdings beneficially owned 11,342,782 shares and held shared voting power as to 10,915,686 shares and shared dispositive power as to all shares. According to the filing, neither INVESCO Holdings nor INVESCO Asset Management had sole voting or sole dispositive power over such shares.

(3)	Based on Amendment No. 2 to Schedule 13G filed with the SEC on February 16, 2004, FMR Corp. (“FMR”) beneficially owned 9,359,892 shares and held sole voting power as to 96,500 of such shares and held sole dispositive power as to all of such shares. According to the filing, FMR had no shared voting or shared dispositive power over such shares.

(4)	Based on Amendment No. 5 to Schedule 13G filed jointly by Capital Group International, Inc. (“Capital Group”) and Capital Guardian Trust Company (“Capital Guardian Trust”) with the SEC on February 10, 2004, Capital Group beneficially owned 8,453,770 shares and held sole voting power as to 6,885,570 of such shares and held sole dispositive power as to all shares beneficially owned, and Capital Guardian Trust beneficially owned 5,780,930 shares and held sole voting power as to 4,212,730 of such shares and sole dispositive power as to all of such shares. According to the filing, neither Capital Group nor Capital Guardian Trust had shared voting or shared dispositive power over such shares.

(5)	Includes 2,218 shares and options to purchase 13,625 shares of common stock exercisable within 60 days of February 27, 2004.

(6)	Includes 14,318 shares and options to purchase 41,625 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 5,589 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(7)	Includes 1,238 shares and options to purchase 2,500 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 314 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(8)	Includes 52,942 shares, 30,000 shares of restricted stock, options to purchase 955,259 shares of common stock exercisable within 60 days of February 27, 2004, 9,588 shares of common stock deemed owned under PMI’s Savings and Profit-Sharing Plan (the “401(k) Plan”), 1,592 shares of common stock deemed owned under PMI’s Employee Stock Purchase Plan (the “ESPP”) and 170 shares owned by members of Mr. Haughton’s immediate family. Does not include 67,670 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan or 30,000 performance shares. Mr. Haughton’s restricted stock and performance shares vest on the earlier of (i) the day following our 2006 Annual Meeting or June 1, 2006, subject to his continued employment through the vesting date, (ii) the event of termination of service due to death or disability, or (iii) the event of a change of control.

(9)	Includes 13,568 shares and options to purchase 46,125 shares of common stock exercisable within 60 days of February 27, 2004.

(10)	Includes 2,218 shares and options to purchase 13,625 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 2,350 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(11)	Includes 8,018 shares and options to purchase 28,625 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 4,353 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(12)	Includes 18,418 shares and options to purchase 41,625 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 6,836 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(13)	Includes 9,968 shares and options to purchase 46,125 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 4,134 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(14)	Includes 1,238 shares and options to purchase 2,500 shares of common stock exercisable within 60 days of February 27, 2004.

(15)	Includes 1,140 shares, options to purchase 367,164 shares of common stock exercisable within 60 days of February 27, 2004, 672 shares of common stock deemed owned under the 401(k) Plan, and 3,175 shares of common stock deemed owned under the ESPP. Does not include 18,522 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

(16)	Includes 153,018 shares and options to purchase 45,375 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 6,647 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan; 20,000 shares of common stock held by the Thomas Family Limited Partnership, in which Mr. Thomas has a 2.5% ownership interest; and 4,000 shares of common stock held in a charitable remainder unitrust of which Mr. Thomas is a trust beneficiary.

(17)	Includes 5,492 shares and options to purchase 41,705 shares of common stock exercisable within 60 days of February 27, 2004.

(18)	Includes 4,918 shares and options to purchase 37,125 shares of common stock exercisable within 60 days of February 27, 2004. Does not include 5,783 shares of common stock equivalents arising from the election to defer payment of director’s fees pursuant to the Directors’ Deferred Compensation Plan.

(19)	Includes 19,069 shares, options to purchase 166,502 shares of common stock exercisable within 60 days of February 27, 2004, 1,867 shares of common stock deemed owned under the 401(k) Plan, and 1,725 shares of common stock deemed owned under the ESPP. Does not include 11,380 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

(20)	Includes 12,267 shares, options to purchase 152,751 shares of common stock exercisable within 60 days of February 27, 2004, 1,645 shares of common stock deemed owned under the 401(k) Plan, and 2 shares of common stock deemed owned under the ESPP. Does not include 6,582 shares of common stock equivalents arising from the election to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

(21)	Includes 5,000 shares of restricted stock which vest on January 6, 2006, options to purchase 14,734 shares of common stock exercisable within 60 days of February 27, 2004, and 259 shares of common stock deemed owned under the ESPP.

(22)	See notes 5 through 21 above. Includes 13,179 shares, options to purchase 348,219 shares of common stock exercisable within 60 days of February 27, 2004, 4,182 shares of common stock deemed owned under the 401(k) Plan, and 968 shares of common stock deemed owned under the ESPP by PMI’s four additional executive officers that are not required to individually included in the table above, as well as 900 shares held by a QTIP trust for which one of such additional executive officers is a co-executor. Does not include 25,272 shares of common stock equivalents arising from the four additional executive officers’ elections to defer payment of compensation pursuant to the Officer Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Except as otherwise indicated, the following Summary Compensation Table sets forth information on compensation for the last three years for the Chief Executive Officer and for each of our four most highly compensated executive officers during 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation (3)
W. Roger Haughton Chairman of the Board and Chief Executive Officer	2003 2002 2001	$750,000 650,000 625,000	$419,198 908,664 944,821	$1,608,600 0 0	163,300 133,565 155,696	0 0 0	$144,824 168,030 130,818

L. Stephen Smith Director, President and Chief Operating Officer	2003 2002 2001	425,000 384,000 370,000	213,791 483,130 505,000	0 0 0	109,249 70,774 76,000	0 0 0	10,200 47,390 92,823

Bradley M. Shuster President, International and Strategic Investments	2003 2002 2001	315,000 281,000 270,000	140,850 274,976 286,000	0 0 0	53,168 44,268 42,000	0 0 0	94,935 10,200 10,200

Victor J. Bacigalupi Senior Executive Vice President, General Counsel and Secretary	2003 2002 2001	308,000 290,000 270,000	129,113 283,783 290,000	0 0 0	47,635 36,492 42,000	0 0 0	59,195 10,200 10,200

Donald P. Lofe, Jr. Executive Vice President and Chief Financial Officer (4)	2003 2002 2001	300,000 N/A N/A	267,375 N/A N/A	159,150 N/A N/A	44,200 N/A N/A	0 N/A N/A	253,571 N/A N/A

Note: Executives also receive financial planning assistance, automobile allowance and reimbursed parking, but such amounts did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of each executive.

(1)	With the exception of Mr. Lofe, all Bonus amounts shown were earned during the stated year and paid in the following year. Mr. Lofe’s 2003 Bonus amount of $267,375 includes a $150,000 relocation bonus paid in 2003 and a bonus of $117,375 earned in 2003 and paid in 2004.

(2)	The $1,608,600 in Restricted Stock Awards granted to Mr. Haughton in 2003 consisted of 30,000 shares of restricted stock and 30,000 performance shares granted on May 22, 2003, valued at $26.81 per share, the closing price of our common stock on May 22, 2003. Mr. Haughton’s restricted stock and performance shares vest on the earlier of (i) the day following our 2006 Annual Meeting or June 1, 2006, subject to his continued employment through the vesting date, (ii) the event of termination of service due to death or disability, or (iii) the event of a change of control. At December 31, 2003, Mr. Haughton’s restricted stock and performance shares had a value of $2,233,800, based upon a closing common stock price of $37.23 per share on that date. The $159,150 in Restricted Stock Awards granted to Mr. Lofe in 2003 consisted of a restricted stock award of 5,000 shares on January 6, 2003, valued at $31.83 per share, the closing price of our common stock on January 6, 2003. Mr. Lofe’s restricted stock vests on the earlier of (i) January 6, 2006, subject to his continued employment through the vesting date, (ii) the event of termination of service due to retirement, death or disability, or (iii) the event of a change of control. At December 31, 2003, Mr. Lofe’s restricted stock had a value of $186,150, based upon a closing common stock price of $37.23 per share on that date.

(3)	With the exception of Mr. Lofe, All Other Compensation for 2003 represents employer-matching contributions of $10,200 to each of the Named Executive Officer’s accounts under the 401(k) Plan; and a matching contribution under the Officer Deferred Compensation Plan to the accounts of Messrs. Haughton, Shuster and Bacigalupi of 3,616, 2,276, and 1,316 shares of our common stock equivalents, respectively, valued at $37.23 per share, the closing price of our common stock on December 31, 2003. Mr. Lofe became an Executive Vice President of the Company in January 2003. Mr. Lofe’s 2003 All Other Compensation of $253,571 consisted of relocation payments to Mr. Lofe of $155,000 and relocation expense reimbursement to Mr. Lofe and third parties of $98,571.

(4)	In 2003, in connection with Mr. Lofe’s relocation, PMI purchased Mr. Lofe’s Illinois residence for $936,282 (net of closing costs), the approximate fair market value of that property. Please see the section entitled, Certain Relationships and Related Transactions, below.

OPTION GRANTS. The following table is a summary of all stock options granted by PMI to the Named Executive Officers during 2003. Individual grants are listed separately for each Named Executive Officer. PMI has not granted any stock appreciation rights.

Option Grants in 2003

Name	Number of Shares Underlying Options Granted (1)		% of Total Options Granted to All Employees in Fiscal Year (2)	Exercise Price ($/Share)	Expiration Date	Potential Realizable Vale at Assumed Annual Rates of Stock Appreciation for Option Term (3)
						5% ($)	10% ($)

W. Roger Haughton	163,300		12.4	$28.03	2/19/2013	$2,830,759	$7,218,795

L. Stephen Smith	83,000 20,497 5,752	* *	6.3 1.6 .4	28.03 37.80 37.82	2/19/2013 2/18/2009 3/04/2006	1,438,781 214,059 22,171	3,669,075 473,015 45,544

Bradley M. Shuster	49,900 1,553 1,284 431	* * *	3.8 .1 .1 .0	28.03 38.46 34.55 38.46	2/19/2013 2/11/2007 2/11/2007 3/04/2006	865,002 9,415 7,097 1,699	2,205,866 19,770 14,804 3,481

Victor J. Bacigalupi	46,100 1,535	*	3.5 .1	28.03 36.63	2/19/2013 2/11/2007	799,130 8,845	2,037,884 18,591

Donald P. Lofe, Jr.	39,200 5,000		3.0 .4	28.03 31.67	2/19/2013 1/06/2013	679,521 100,914	1,732,865 254,469

*	Reload options

(1)	The options generally have a per share exercise price equal to the fair market value of a share of common stock on the grant date and vest in three equal installments on the first, second and third anniversaries of the grant date, assuming continued employment with PMI. Options granted also include “reload options,” which are granted by PMI to an optionee upon such optionee’s exercise of a previously granted option by payment of the exercise price and/or tax withholding requirements with already-owned shares of our common stock pursuant to the Equity Incentive Plan. Reload options are exercisable on the same terms and conditions as the previously granted option, except that the reload options vest six months after the grant date and have a per share exercise price equal to the fair market value of a share of common stock on the reload option grant date. The required exercise price and tax withholding may be paid in cash and/or shares of common stock that would otherwise have been received on exercise.

(2)	Represents the percentage of total options to purchase common stock granted under the Equity Incentive Plan to employees and non-employee directors of PMI and its subsidiaries during 2003.

(3)	Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the grant date, not the stock’s current market value) set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of our stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock as well as the option holder’s continued employment through the vesting period. The potential realizable value calculation assumes that the option holder waits until the end of the option term to exercise the option.

The following table shows the number of shares of common stock acquired on the exercise of stock options during 2003, value realized on the exercise of such options, and the number of shares of common stock underlying unexercised options and the value of options outstanding as of December 31, 2003 for each of the Named Executive Officers. PMI has not granted any stock appreciation rights.

Options Outstanding

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the- Money Options at Fiscal Year End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Roger Haughton	33,880	$649,328	830,159	303,240	14,514,603	$2,081,397
L. Stephen Smith	48,328	1,122,146	290,573	181,764	4,098,386	1,052,645
Bradley M. Shuster	33,499	602,728	121,362	93,612	1,530,017	626,064
Victor J. Bacigalupi	23,388	426,001	111,219	85,962	1,373,395	584,364
Donald P. Lofe, Jr.	0	0	0	44,200	0	383,603

(1)	Value is based on the average of the high and low price of our common stock on the New York Stock Exchange on December 31, 2003 of $37.12 per share, less the exercise price of the option.

The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders (i.e., Equity Incentive Plan and ESPP)	5,871,981	$26.36	7,001,817

Equity compensation plans not approved by security holders (i.e., Officer Deferred Compensation Plan)	—	—	49,222

Total	5,871,981	$26.36	7,051,039

EMPLOYMENT ARRANGEMENTS. Pursuant to an offer letter dated December 6, 2002 to Mr. Lofe, our Executive Vice President and Chief Financial Officer, Mr. Lofe was offered certain benefits and compensation in order to induce him to join PMI, including (i) participation in our Bonus Incentive Plan; (ii) participation in our Equity Incentive Plan; (iii) options to purchase 5,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date of grant and which vest ratably on an annual basis over three years (assuming continued service to PMI); (iv) 5,000 shares of restricted stock that vest on the earlier of (a) January 6, 2006 (assuming continued service to PMI), (b) in the event of termination of service due to retirement, death or disability, or (c) in the event of a change of control; (v) a relocation payment of $150,000 (reimbursable to PMI upon voluntary termination of employment within 12 months of the hire date); (vi) certain additional payments in connection with Mr. Lofe’s relocation to California; (vii) participation in the standard benefits plans and programs, including retirement plans, that PMI provides to its senior executive officers; and (viii) a standard PMI Change of Control Employment Agreement, which is described below.

CHANGE OF CONTROL ARRANGEMENTS. The Equity Incentive Plan provides that upon a change of control, all outstanding stock options, restricted stock, performance shares and other common stock equivalents will become 100% vested and immediately exercisable. The Officer Deferred Compensation Plan provides that upon a change of control, a participant’s deferred compensation account will be distributed immediately in full. Under the Equity Incentive Plan and the Officer Deferred Compensation Plan, “change of control” generally means the earliest to occur of: (a) the acquisition by any individual, entity or group of 20% or more of the then outstanding shares of our common stock (excluding acquisition directly from PMI, or by any employee benefit plan sponsored or maintained by PMI); (b) the failure of the current Board members, for any reason, to constitute at least a majority of the Board (excluding individuals whose election to the Board was approved by the current Board); (c) consummation by PMI of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of PMI or the acquisition of assets of another entity unless, following such business combination, all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding shares of common stock and outstanding voting securities of PMI immediately prior to such business combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination; or (d) approval by our stockholders of a complete liquidation or dissolution of PMI.

PMI has also entered into Change of Control Employment Agreements (“Employment Agreements”) with certain of our senior officers, including Messrs. Haughton, Smith, Shuster, Bacigalupi, and Lofe (the “Executives”), each Employment Agreement originally dated as of February 12, 1998, except for Mr. Lofe’s, which is dated as of January 6, 2003. We believe it is imperative to be able to maintain a stable and competent management base, and that our continued success depends, to a significant degree, on the skills and competence of our senior officers. The Employment Agreements are intended to assure that we will have the continued dedication of our senior officers by diminishing the inevitable distraction of such officers by virtue of the personal uncertainties and risks arising from the possibility, threat or occurrence of a change of control of PMI. Generally, severance benefits will be triggered under the Employment Agreements if a change of control occurs and the Executive’s employment is terminated (a) by the Executive for “Good Reason,” as defined in the Employment Agreements, or (b) by PMI other than for “Cause,” death or “Disability,” as defined in the Employment Agreements, during the three year period following a change of control. Under the Employment Agreements, “change of control” generally has the same meaning as described above for the Equity Incentive Plan and Officer Deferred Compensation Plan.

Payments and benefits payable under the Employment Agreements under these circumstances include a lump-sum cash payment of the aggregate of the following amounts: (i) the sum of the Executive’s annual base salary through the date of termination; a pro rata portion of the greater of either the executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control or the executive’s annual bonus earned during the last fiscal year prior to termination; any compensation previously deferred by the Executive; and any accrued vacation pay; (ii) up to three times (depending on the Executive involved) the sum of the Executive’s annual base salary and the greater of either the Executive’s highest bonus earned under our annual incentive plans for the last three full fiscal years preceding the change of control or the Executive’s annual bonus earned during the last fiscal year prior to termination; and (iii) the difference between the aggregate benefit under PMI’s Retirement Plan, as amended (the “Retirement Plan”), and PMI’s Supplemental Employee Retirement Plan (“SERP”) benefit which the Executive would have accrued (whether or not vested) had the Executive’s employment continued for up to three years (depending on the Executive involved) after the date of termination, and the actual vested benefit under such plans as of the date of the Executive’s termination of employment, with equivalent credit for purposes of eligibility for retiree medical benefits, although Executives who are at least age 50 on the date of termination are deemed to be eligible for retiree medical benefits; continuation of welfare benefit plan coverage for up to three years (depending on the Executive involved); and outplacement services not to exceed 15% of base salary. Under certain circumstances, a portion of the present value of the benefits payable under the Employment Agreement or upon the acceleration of the vesting of all outstanding stock options, restricted stock and performance shares could be subject to a 20% excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), and be nondeductible by PMI. PMI has agreed, subject to limited exceptions, to reimburse the Executives for any such excise taxes, together with any additional excise or income taxes resulting from such reimbursement.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES. The Compensation Committee of the Board of Directors has established stock ownership guidelines for our senior executive officers. The desired level of stock ownership is to be achieved over a period of five years from the date an individual becomes an executive officer. Executive officers are expected to own our common stock, which has a market value equal to a minimum range from two to three times such executive officer’s average annual base salary over the past five years. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirect ownership through our 401(k) Plan, deferred compensation or equity incentive plans, or through vested stock options where the exercise price is less than the current market price of our common stock (and such vested options are valued at the amount by which the market price of our common stock exceeds the option’s exercise price). As of February 27, 2004, Messrs. Haughton, Smith, Shuster, Bacigalupi and Lofe have met approximately 1252%, 574%, 661%, 520% and 62%, respectively, of the target amount under our stock ownership guidelines based on the closing price of our common stock on February 27, 2004 of $39.60 per share.

GENERAL COMPENSATION AND BENEFIT PLANS. The Named Executive Officers participate in certain equity incentive, retirement and profit-sharing plans sponsored by PMI, some of which are intended to qualify for tax-favored treatment under the Code. These plans include the Equity Incentive Plan; the Retirement Plan, a defined benefit pension plan intended to qualify under Section 401(a) of the Code; the SERP, a nonqualified plan generally designed to provide benefits that otherwise would have been provided under the Retirement Plan but for the limitations under Sections 401(a)(17) and 415 of the Code; and the ESPP. The Named Executive Officers are eligible to participate in the Officer Deferred Compensation Plan, which permits each participant to elect to defer receipt of part or all of his or her eligible compensation on a pre-tax basis. Under the Officer Deferred Compensation Plan, PMI makes a matching contribution for each participant equal to 25% of the amount a participant initially elects to defer into our common stock equivalent fund. The matching contribution is made in common stock equivalents and vests after three years of continued employment, except in the event of death, disability or a change of control, in which case the vesting is automatic. If a portion of a deferral initially deemed invested in the common stock equivalent fund (and therefore entitled to a matching contribution) is transferred out of that fund before the associated matching contribution vests, a pro-rata portion of the matching contribution is forfeited. In addition, the Named Executive Officers are eligible to participate in the 401(k) Plan, a defined contribution plan intended to qualify under Section 401(a) of the Code. PMI also makes matching and discretionary matching contributions to the 401(k) Plan.

The pension benefit under the Retirement Plan generally is based on the executive’s years of credited service and the average of his or her five highest consecutive years’ compensation in the last ten years of service, but will not be less than the minimum dollar amount specified for him or her under the Retirement Plan. The pension benefit under the SERP generally is based on the difference between the benefit that would have been payable to the executive under the Retirement Plan but for the restrictions of Sections 401(a)(17) and 415 of the Code and the benefit amount actually payable from the Retirement Plan. Credited service under the Retirement Plan includes only service after the completion of our initial public offering in April 1995. Credited service for the SERP includes all service with PMI, Sears, Roebuck and Co. and Allstate Insurance Company. Benefits are computed on a straight-life annuity basis and are not subject to deduction for social security or other offset amounts.

The following table indicates the annual benefits the Named Executive Officers would receive at their normal retirement date if they continue as Company employees at the specified levels of compensation and for the years of credited service under the combined formulas of the Retirement Plan and the SERP. With the exception of Mr. Haughton and Mr. Smith, the substantial majority of such benefits would be paid out of the Retirement Plan.

Pension Plan Table

Remuneration	Years of Service
	5	10	15	20	25	30
300,000	31,000	63,000	95,000	127,000	159,000	191,000
400,000	42,000	85,000	128,000	171,000	214,000	257,000
500,000	53,000	107,000	161,000	215,000	269,000	323,000
600,000	64,000	129,000	194,000	259,000	324,000	389,000
700,000	75,000	151,000	227,000	303,000	379,000	455,000
800,000	86,000	173,000	260,000	347,000	434,000	521,000
900,000	97,000	195,000	293,000	391,000	489,000	587,000
1,000,000	108,000	217,000	326,000	435,000	544,000	653,000
1,100,000	119,000	239,000	359,000	479,000	599,000	719,000
1,200,000	130,000	261,000	392,000	523,000	654,000	785,000
1,300,000	141,000	283,000	425,000	567,000	709,000	851,000
1,400,000	152,000	305,000	458,000	611,000	764,000	917,000
1,500,000	163,000	327,000	491,000	655,000	819,000	983,000
1,600,000	174,000	349,000	524,000	699,000	874,000	1,049,000
1,700,000	185,000	371,000	557,000	743,000	929,000	1,115,000

Note: Assumes age 65 typical retirement. Amounts represent total annual benefit payable under both the Retirement Plan and the SERP. The amount shown is for a single life annuity. If another form of benefit is elected, such as a joint and survivor annuity, the benefit amount will be lower.

Compensation under the Retirement Plan and SERP is generally based upon the total annual cash compensation paid to the participant (not to exceed $200,000 for 2003 under the Retirement Plan only) for services rendered to PMI and its affiliates, including pre-tax deferrals, but excluding certain items such as equity-based compensation and the value of employer contributions to employee benefit plans. The benefits listed in the Pension Plan Table are not subject to any deduction for social security or other offset amounts. Covered compensation under the Retirement Plan in 2003 (without Code limitations) was $1,658,664, $908,130, $589,976, $591,783, and $450,000 for Messrs. Haughton, Smith, Shuster, Bacigalupi and Lofe, respectively. As of December 31, 2003, Messrs. Haughton, Smith, Shuster, Bacigalupi and Lofe, had approximately 34, 26, 8, 7 and 1 years of credited service, respectively, under the SERP. Messrs. Haughton and Smith each had 8.667 years of credited service under the Retirement Plan. Mr. Shuster, Bacigalupi and Lofe had 8, 7 and 1 years of credited service, respectively, under the Retirement Plan.

The Compensation Committee Report on Executive Compensation, related disclosure including the Performance Graph, and those portions of the Audit Committee Report that are not deemed filed for purposes of the Securities Exchange Act of 1934, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent PMI specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

This report is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding the Committee’s objectives and procedures in establishing the compensation of our Chief Executive Officer and other senior officers.

The Compensation Committee consists exclusively of outside directors who meet the standards of independence prescribed by the federal securities, tax or other laws, regulations or listing standards relating to the Committee’s duties and responsibilities. The Chair of the Committee rotates every two to three years and the Chair presides over executive sessions of the Committee at the conclusion of regularly scheduled Committee meetings. The Committee met six times in 2003.

The Compensation Committee establishes and administers our executive compensation program. Where appropriate, the Committee makes recommendations to the Board of Directors with respect to, among other issues, incentive compensation plans and equity based plans. The Committee evaluates and establishes our compensation strategy annually, including the apportionment of pay between fixed compensation elements and incentive compensation, and the design of incentive compensation programs. The Committee annually reviews the compensation packages of the Named Executive Officers and every two years conducts a comprehensive review of our compensation objectives, policies and programs for all executive officers. The purpose of this review is to ascertain whether our total compensation program remains competitive to attract, retain and motivate skilled executives who are capable of developing and implementing a business strategy designed to build stockholder value. The most recent comprehensive review was completed in 2003.

The Committee reviews and approves all compensation actions with respect to the Chief Executive Officer. The Committee also reviews and sets base salary levels, annual incentive awards and long-term incentives for those executive officers who have company-wide authority with salaries exceeding levels set by the Board of Directors or who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.

The Committee’s 2003 compensation actions and policies were based on market and pay level practices provided by Hewitt Associates, Inc., an outside consulting firm retained by the Committee that specializes in executive compensation, internally generated information, comparative pay practice data, and its own review of the executive compensation programs.

COMPENSATION PHILOSOPHY. The objectives of our executive compensation program are to:

•	tie total compensation for executives closely to the creation of stockholder value;

•	provide incentives for achieving and exceeding our short and long-term financial goals; and

•	retain and attract highly talented executives by providing competitive compensation opportunities.

These goals are supported by the three major elements of our compensation program: competitive base salaries, annual incentives, and long-term incentives.

Our competitors for executive talent are not necessarily the same companies that would be included in an industry index established to compare stockholder returns because PMI requires skills and perspectives from a broader range of backgrounds. Thus, the comparable companies for all elements of executive compensation are not necessarily limited to those contained in the industry group index used in the performance comparison graph included in this Proxy Statement. In determining compensation levels, the Committee considers, among other things, the individual’s scope of responsibilities and contributions, level of experience, business performance, labor market conditions, and current compensation as compared to market practice.

BASE SALARIES. Base salary levels are generally defined as the median (50th percentile) level among companies for which PMI competes for executive talent. The Committee reviews salary ranges and individual salaries for executive officers annually. In 2003, the Committee implemented base salary increases that averaged 7.4% for the Named Executive Officers (excluding the Chief Executive Officer).

ANNUAL INCENTIVES. Annual incentive awards are designed to focus management employees on key financial measures that promote stockholder value through prudent growth and profitability and are designed to provide market median levels of compensation for performance at target performance levels, and enhanced compensation for superior performance relative to our financial objectives. The Committee approves our performance measures shortly after the beginning of each fiscal year. The Committee certifies annually that awards payable as annual incentives correspond to the performance measures previously established. Each year our independent auditors perform certain agreed-upon annual incentive compensation computation procedures and issue a report to the Committee of their results. The performance measures for the 2003 annual incentive award were:

•	2003 net operating income (excluding realized gains and losses, extraordinary items under GAAP, and items disclosed as non-operating in our earnings press releases; and as adjusted to reflect lost investment income from stock repurchase activities in 2003); and

•	2003 net operating income from our strategic investments.

These two factors were weighted 60% and 40%, respectively. No payouts are made as an annual incentive award unless PMI earns a threshold return on average equity that is at least four percentage points above the 10-year U.S. Treasury bond yield for the year. The annual incentive awards for 2003 for the Named Executive Officers were based solely on the two performance measures.

LONG-TERM INCENTIVES. Long-term incentives, generally stock options, reward management for increasing stockholder value and are designed to develop stock ownership among key executives. Long-term incentives seek to better align the executive’s interest with those of the stockholders. They are generally targeted to position our executives competitively between the 50th and 75th percentile of our peer group, depending upon the performance of our common stock. Stock options are generally awarded on an annual basis to officers and key employees of PMI and its affiliates. Stock options and other long-term incentive awards are made under our Equity Incentive Plan.

During 2003, executive officers received an annual award of stock options that vest in three equal installments on the first, second and third anniversaries of the grant, assuming continued employment with PMI. The stock options granted have a per share exercise price equal to 100 percent of the fair market value of a share of common stock on the grant date, with a maximum term of up to ten years.

EXECUTIVE STOCK OWNERSHIP. Our focus on stockholder value creation is further supported by our policy for minimum stock ownership levels for senior executives. Every senior executive is required to achieve an ownership stake in PMI that has a market value equal to a minimum range from one to three times such executive’s annual base salary. Executive officers are expected to achieve this ownership position through direct ownership of shares, indirectly through various of our 401(k), deferred compensation or equity incentive plans, or through vested stock options where the option exercise price is less than the current market price of our common stock (and such vested options are valued at the amount by which the market price of our common stock exceeds the option’s exercise price). The applicable level of stock ownership is to be achieved over a period of five years from the date of becoming an executive officer. The stock ownership levels of our Named Executive Officers are shown on page 14 of this Proxy Statement.

ADDITIONAL AWARDS AND OTHER PROGRAMS. The Committee may grant additional short-term and long-term awards to recognize increased responsibilities or special contributions to attract new hires to PMI, to retain executives, or to recognize special circumstances. PMI also provides its executive officers with life and medical insurance; pension, savings and compensation deferral programs; and other benefits that are competitive with market practices.

POLICY ON DEDUCTIBILITY OF COMPENSATION. The Committee also considers whether compensation paid to our senior executives will be fully tax deductible to PMI. Section 162(m) of the Code, contains special rules regarding the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the other four most highly compensated Named Executive Officers. The general rule is that annual compensation paid to any of these executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as “performance-based” compensation under Section 162(m). The Committee has adopted a policy with respect to Section 162(m) providing that the compensation program continue to meet all the current tests required for compensation to be deductible for federal income tax purposes. The Committee has the discretion to make nondeductible awards, to the extent consistent with our best interests, to reward employees for excellent service or recruit new executives while taking into consideration the financial effects such action may have on PMI. All compensation paid by PMI to its senior executives in 2003 was fully tax deductible.

CEO COMPENSATION AND EVALUATION. In 2003, the Committee recommended, and the Board approved, an increase in Mr. Haughton’s base salary from $650,000 for 2002 to $750,000 for 2003. This increase was intended to make Mr. Haughton’s salary competitive with those companies with whom PMI compares itself and recognized our strong operating results in 2002. Mr. Haughton received an annual incentive award of $419,198, based upon the 2003 annual incentive performance measures approved by the Committee and discussed above. In accordance with the Equity Incentive Plan and in connection with the compensation levels approved by the Committee for key executives, in 2003, Mr. Haughton was granted a stock option covering 163,300 shares. The stock option granted to Mr. Haughton vests in three equal installments on the first, second and third anniversaries of the date of the grant. The stock option has an exercise price of $28.03 per share (100% of the fair market value on the grant date), with a maximum term of ten years. Also under the Equity Incentive Plan in 2003, Mr. Haughton was granted 30,000 shares of restricted stock and 30,000 performance shares, which vest on the earlier of the day following our 2006 Annual Meeting or June 1, 2006, provided that Mr. Haughton remains employed with PMI on the vesting date. The stock option, restricted stock and performance shares grants were made in consideration of Mr. Haughton’s role and importance to PMI and to strongly align him with stockholder objectives.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Ronald H. Zech, Chair

Raymond L. Ocampo Jr., Vice-Chair

Wayne E. Hedien

Louis G. Lower II

Dr. Kenneth T. Rosen

Steven L. Scheid

PERFORMANCE GRAPH

The graph shown below compares the cumulative total stockholder return for our common stock for the last five fiscal years with that of the Standard & Poor’s 500 Index, the Russell 1000 Financial Services Index and the Mortgage Insurance Company Index. The graph plots the changes in value of an initial $100 investment over the indicated time periods, assuming all dividends are reinvested quarterly. The total stockholders’ returns are not necessarily indicative of future returns.

TOTAL RETURN* AND TOTAL RATE OF RETURN**

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
S&P 500 Total Rate of Return – (2.76)%	100	121.02	110.0	96.98	75.60	97.24
The PMI Group, Inc. Total Rate of Return – 129.84%	100	148.84	206.99	205.42	184.71	229.84
Russell 1000 Financial Services Total Rate of Return – 23.91%	100	103.26	130.27	112.09	95.00	123.91
MI Index Total Rate of Return – 69.59%	100	136.54	167.87	165.58	125.46	169.59

Note:	These numbers represent an index of total return performance of our common stock vs. the S&P 500, Russell 1000 Financial Services and the Mortgage Insurance Company indices (the latter including Radian Group, Inc., MGIC Investment Corporation and Triad Guaranty, Inc.) using the starting date of December 31, 1998 with a value of $100.

*	Total Return = Capital Appreciation + Dividend Income for the period 12/31/98 - 12/31/03
**	Total Rate of Return = Total Return – 100

100

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than ten percent stockholders are required by SEC regulations to furnish PMI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of these Forms 3, 4 and 5 reports received by PMI, and certain written representations received from our directors and executive officers, PMI believes that, during 2003, all reports required to be filed under Section 16(a) were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2003, in connection with Mr. Lofe’s relocation after joining PMI as Executive Vice President and Chief Financial Officer, PMI purchased Mr. Lofe’s Illinois residence for $936,282, net of closing costs. Based upon appraisals we obtained at the time of purchase, we believe that the purchase price represented the approximate fair market value of that property.

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of our consolidated financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and our internal audit function; and to prepare this report. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent” as required by applicable listing standards of The New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.

The Audit Committee Charter, which was last amended and restated by the Board in November 2003, specifies the scope of the Audit Committee’s responsibilities and the manner in which it carries out those responsibilities. As set forth in the Charter, our management is responsible for the preparation, presentation and integrity of our consolidated financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our consolidated financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements and related controls, procedures, compliance and other matters with management and the independent auditors. These discussions included those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence.

The Audit Committee performs the duties set forth in its Charter, a copy of which is attached to this Proxy Statement as Appendix B. The Charter provides that the Audit Committee shall review, evaluate, and make recommendations with respect to financial statement preparation and related matters. The Charter gives the Audit Committee the ability to properly monitor the integrity of our consolidated financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditors.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not necessarily experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that our consolidated financial statements are fairly stated in all material respects, that the audit of our consolidated financial statements has been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and as set forth in the Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

MARIANN BYERWALTER, CHAIR

CARMINE GUERRO, VICE CHAIR

DR. JAMES C. CASTLE

JOHN D. ROACH

MARY LEE WIDENER

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee and the Board of Directors have selected Ernst & Young LLP as independent public auditors to audit our financial statements for the year ending December 31, 2004. During 2003, Ernst & Young LLP audited our financial statements and performed certain audit, audit-related, tax and other services. One or more representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. This proposal is presented to the stockholders in order to permit them to participate in the selection of our auditors. If the stockholders do not ratify the appointment of Ernst & Young LLP, our Board of Directors will consider the appointment of other auditors, however, the Board of Directors reserves the right to retain Ernst & Young LLP regardless of stockholder ratification. Ernst & Young LLP will not provide internal audit services to PMI in 2004. Deloitte & Touche LLP currently provides internal audit services to PMI and reports directly to the Audit Committee.

Under the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, termination, compensation and oversight of the work of Ernst & Young LLP (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP reports directly to the Audit Committee. To ensure auditor independence with regard to services performed and to comply with the Sarbanes-Oxley Act of 2002 and the rules of SEC and the New York Stock Exchange, the Audit Committee has established detailed policies and procedures specifying services that may be performed by Ernst & Young LLP for PMI and its subsidiaries. These policies and procedures further require the pre-approval of specified services to be performed by Ernst & Young LLP. Pursuant to such policies and procedures, the Audit Committee has delegated to the Audit Committee’s Chair and Vice Chair, each individually, the delegated authority to pre-approve the engagement of Ernst & Young LLP to provide certain tax services, due diligence services, accounting and auditing-related services and audit services. Additionally, an engagement letter satisfying specific requirements must be entered into before any such services may be provided by Ernst & Young LLP, and PMI must provide a report to the Audit Committee of each service performed pursuant to the policies and procedures at the first meeting of the Audit Committee held following the commencement of such service. PMI and its subsidiaries may not engage Ernst & Young LLP to provide any services that are not within the above-described categories of services without the pre-approval of the Audit Committee or an Audit Committee member who has been delegated with approval authority in accordance with the rules of the SEC. PMI and its subsidiaries are further precluded under the policies and procedures from engaging Ernst & Young LLP to provide any services prohibited by the Securities and Exchange Commission.

AUDIT FEES. Fees for audit services totaled approximately $2,042,000 for the year ended December 31, 2003 and approximately $1,480,000 for the year ended December 31, 2002. These fees primarily related to the annual audits of PMI and its subsidiaries, reviews of our quarterly reports on Form 10-Q, consents, comfort letter procedures and audits of statutory financial statements required by state insurance departments and foreign regulatory bodies.

AUDIT-RELATED FEES. Fees for audit-related services totaled approximately $806,000 for the year ended December 31, 2003 and approximately $561,000 for the year ended December 31, 2002. These fees primarily related to due diligence in connection with acquisitions, actuarial opinions required by state insurance departments and foreign regulatory bodies, audits of PMI’s employee benefit plans, assistance with internal controls documentation and, in 2002, internal audit outsourcing services that were previously permitted.

TAX FEES. Fees for tax services, including tax advice and tax planning, totaled approximately $582,000 for the year ended December 31, 2003 and approximately $78,000 for the year ended December 31, 2002. These fees primarily related to tax planning and compliance services.

ALL OTHER FEES. Fees for all other services not included above totaled approximately $25,000 for the year ended December 31, 2003 and approximately $73,000 for the year ended December 31, 2002. These amounts principally related to Board and Board committee self-assessment survey compilation, a subscription for an accounting researcher tool, and, in 2002, certain actuarial review services necessary to comply with a legal settlement.

The Audit Committee has considered whether the provision of services described above is compatible with the auditors’ independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS ITS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

ITEM 3: APPROVAL OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

We are asking our stockholders to approve the amended and restated Equity Incentive Plan so that we can continue to use the Equity Incentive Plan to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Equity Incentive Plan. The Compensation Committee of our Board of Directors has approved the amended and restated Equity Incentive Plan, subject to approval from our stockholders at the Annual Meeting. If the stockholders approve the amended and restated Equity Incentive Plan, it will replace the current version of the Equity Incentive Plan.

Stockholders last approved the Equity Incentive Plan at the 2001 Annual Meeting. We now are proposing the following changes, subject to stockholder approval:

(1)	increase the total number of shares of Company common stock (“Shares”) available for issuance under the Equity Incentive Plan by 2,000,000 Shares;

(2)	modify the permissible types of awards to permit the grant of stock units and stock appreciation rights (“SARs”);

(3)	modify automatic non-discretionary awards granted to our non-employee directors to be in the form of stock units rather than options and restricted stock;

(4)	increase the limit on the number of Shares that may be granted pursuant to awards of restricted stock, performance shares, performance units and stock units; and

(5)	modify the per-person limits on Shares covered by various types of awards to be based on a period of three years rather than one year.

We strongly believe that the approval of the amended and restated Equity Incentive Plan is essential to our continued success. The awards provided under the Equity Incentive Plan are vital to our ability to attract and retain highly skilled individuals to work for PMI and serve on our Board of Directors.

Our proposed changes reflect the environment in which we operate. The proposed changes will provide us with needed flexibility to adopt our equity compensation practices to reflect changes in business conditions and the markets for labor in which we compete. Our employees and directors are our most important asset. We must continue to offer a competitive compensation package if we hope to continue our successes in attracting outstanding talent. In the event stockholders do not approve the proposed changes, we will continue to provide equity compensation under the Equity Incentive Plan as approved by stockholders at the 2001 Annual Meeting. However, our ability to provide the competitive compensation needed to attract, motivate, and retain outstanding talent may be hindered.

DESCRIPTION OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN. The following paragraphs provide a summary of the principal features of the amended and restated Equity Incentive Plan and its operation. The amended and restated Equity Incentive Plan is set forth in its entirety as Appendix F to this Proxy Statement. The following summary is qualified in its entirety by reference to the amended and restated Equity Incentive Plan.

Background and Purpose of the Amended and Restated Equity Incentive Plan. The amended and restated Equity Incentive Plan permits the grant of the following types of incentive awards: (1) stock options, (2) SARs, (3) restricted stock, (4) performance units, (5) performance shares and (6) stock units (individually, an “Award”). The amended and restated Equity Incentive Plan is intended to increase incentives and to encourage share ownership on the part of eligible employees, non-employee directors and consultants who provide significant services to us. The amended and restated Equity Incentive Plan also is intended to further our growth and profitability and to permit us to grant Awards that qualify as performance-based compensation under Section 162(m) of the Code.

Administration of the Amended and Restated Equity Incentive Plan. The amended and restated Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors. The members of the Compensation Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code (so that PMI can receive a federal tax deduction for certain compensation paid under the amended and restated Equity Incentive Plan).

Subject to the terms of the amended and restated Equity Incentive Plan, the Committee has the sole discretion to select the employees and consultants who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the amended and restated Equity Incentive Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the amended and restated Equity Incentive Plan to one or more directors and/or officers of PMI, but only the Committee itself can make Awards to participants who are executive officers of PMI. The Committee has delegated to the Chief Executive Officer the power to grant stock options to individuals with a base salary of less than $260,000 annually who are not executive officers.

A total of 16,000,000 Shares previously were reserved for issuance under the amended and restated Equity Incentive Plan, and no more than 270,000 of those Shares could be issued pursuant to Awards of restricted stock, performance units or performance shares. As of February 27, 2004, 7,502,526 Shares were subject to Awards currently outstanding under the amended and restated Equity

Incentive Plan, and 5,394,374 Shares remain available for issuance. Assuming stockholders approve the amended and restated Equity Incentive Plan, a total of 18,000,000 Shares will be reserved for issuance under the amended and restated Equity Incentive Plan, and no more than 6,000,000 of those Shares may be issued pursuant to Awards of stock units, restricted stock, performance units or performance shares.

If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled Shares generally will be returned to the available pool of Shares reserved for issuance under the amended and restated Equity Incentive Plan. Also, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in our corporate structure, the Committee has the discretion to adjust the number of Shares available for issuance under the amended and restated Equity Incentive Plan, the outstanding Awards and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards. The Committee selects the employees and consultants who will be granted Awards under the amended and restated Equity Incentive Plan. The actual number of individuals who will receive an Award under the amended and restated Equity Incentive Plan cannot be determined in advance because the Committee has the discretion to select the participants. Our non-employee directors are not eligible to receive discretionary Awards under the amended and restated Equity Incentive Plan. Instead, assuming stockholder approval, our non-employee directors automatically are granted Awards of stock units with a predetermined value for each year that they serve on our Board.

Stock Options. A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the amended and restated Equity Incentive Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not PMI, to more favorable tax treatment). The number of Shares covered by each option will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted options covering more than 900,000 Shares (previously 600,000 Shares in any one fiscal year).

The exercise price of the Shares subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the grant date) of the Shares covered by the option. An exception would be made for any options that PMI grants in substitution for options held by employees of companies that PMI acquires (in which case the exercise price preserves the economic value of the employee’s cancelled option from his or her former employer).

Options granted under the amended and restated Equity Incentive Plan cannot be repriced. In addition, the exercise price of an incentive stock option must be at least 110% of the fair market value (on the grant date) of the Shares covered by the option if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of PMI or any of its subsidiaries. The aggregate fair market value of the Shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.

The Committee establishes the vesting schedule of each option at the time of grant. Options become exercisable at the times and on the terms established by the Committee. However, if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service, his or her options would vest immediately. Options granted under the amended and restated Equity Incentive Plan expire at the times established by the Committee, but not later than ten years after the grant date (except in certain cases of death, in which case a participant’s option would remain exercisable for three years after the date of death). Except as otherwise provided in this paragraph (with respect to accelerated vesting), upon any termination of service, unvested options expire immediately. In addition, subject to the ten year option term (up to 13 years in the event of death), vested options generally expire three years following termination due to death, disability or retirement, and one year following any other termination.

The exercise price of each option granted under the amended and restated Equity Incentive Plan must be paid in full in cash (or cash equivalent) at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the amended and restated Equity Incentive Plan. Any taxes required to be withheld must be paid by the participant at the time of exercise. However, certain participants are eligible to defer delivery of option exercise proceeds and thus defer any required withholding.

Stock Appreciation Rights. SARs are awards that grant the participant the right to receive an amount of money equal to (1) the number of Shares exercised, times (2) the amount by which our stock price exceeds the exercise price. The exercise price cannot be less than 100% of the stock’s fair market value on the grant date. Thus, a participant will be able to profit from an SAR only if the fair market value of the stock increases after the SAR is granted. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options and accelerate in the same circumstances (for example, upon termination of service due to retirement, death or disability, or if a change of control occurs). The number of Shares covered by each award of SARs will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted SARs covering more than 900,000 Shares. No SARs have been granted under the amended and restated Equity Incentive Plan.

Restricted Stock. Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The number of Shares of restricted stock granted to any employee or consultant will be determined by the Committee, but during any period of three consecutive fiscal years of PMI, no participant may be granted more than 400,000 Shares of restricted stock (previously 30,000 Shares in any one fiscal year).

In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate; provided, however, that, except as to Awards of restricted stock that vest upon satisfaction of specified performance goals other than continued employment, Awards generally may not vest at a rate of more than one-third of the Shares each year. (Previously, there were no limitations on the rate of vesting.) Notwithstanding the foregoing, if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service, his or her restricted stock would vest immediately. If a participant terminates his or her service for any other reason prior to an Award of restricted stock vesting, the Award is forfeited.

Performance Units, Performance Shares and Stock Units. Performance units, performance shares and stock units are Awards that will result in a payment to a participant only if performance goals and/or other vesting criteria (including, for example, continued employment) established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals will be determined by the Committee, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the participant’s specific responsibilities (see “Performance Goals” below for more information).

Awards that vest solely as a result of continued employment generally may vest as to no more than one-third of the covered Shares each year. In addition, regardless of the Award’s vesting schedule, if a participant terminates his or her service due to retirement, death or disability, or if a change of control occurs prior to the participant’s termination of service, 100% of any outstanding performance units, performance shares or stock units would be deemed to be earned and would be immediately payable to the participant, or, in cases where a participant has received a target Award of performance units or performance shares, 100% of the target amount immediately would vest.

During any period of three consecutive fiscal years of PMI, no participant may receive discretionary grants covering more than 400,000 performance units, performance shares or stock units (previously the Equity Incentive Plan limited discretionary grants of performance units and performance shares to 30,000 during any one fiscal year and did not permit the grant of stock units).

Non-Employee Director Awards. Subject to stockholder approval of the amended and restated Equity Incentive Plan, our non-employee directors will receive quarterly, automatic, non-discretionary grants of stock units with an initial value of $21,250. Assuming stockholder approval, these automatic grants will commence in the third quarter of 2004. The number of units granted will depend on the fair market value of our common stock on the grant date, but each stock unit will have an initial value equal to the fair market value of a Share on the grant date. Non-employee director grants of stock units will vest on the fifth anniversary of the applicable grant date. However, if a non-employee director terminates his or her service on the Board due to retirement, death, disability, resignation or non-reelection to the Board, his or her grant will vest immediately. In addition, a non-employee director may elect to defer the pay-out of his or stock units in accordance with procedures established by the Committee.

Our non-employee directors previously received annual, automatic, non-discretionary grants of nonqualified stock options. Each new non-employee director was granted an option to purchase 2,500 Shares as of the date he or she first became a non-employee director. Each non-employee director also was granted an option to purchase 5,625 Shares as of the first business day of each June thereafter, provided that he or she remained an eligible non-employee director. The exercise price of each option was equal to 100% of the fair market value (on the grant date) of the Shares covered by the option. The option granted to a non-employee director when he or she first became a non-employee director vested in three equal annual installments assuming that he or she remained a non-employee director on each scheduled vesting date. All options granted thereafter to the non-employee director vested as to 100% of the Shares on the first anniversary of the applicable grant date. However, if a non-employee director terminated his or her service on the Board due to retirement, death, disability, resignation or non-reelection to the Board, his or her options vested immediately.

Our non-employee directors also previously received annual, automatic, non-discretionary grants of Shares of restricted stock. Each new non-employee director was granted up to 675 Shares of restricted stock as of the date he or she first became a non-employee director. The number of Shares of restricted stock the non-employee director received was prorated (based on the number of full months of service on the Board until the first business day in June). Each non-employee director also was granted 675 Shares of restricted stock as of the first business day of each June thereafter, provided that he or she remained an eligible non-employee director. However, the number of Shares of restricted stock granted to any non-employee director on any grant date was reduced as necessary so that the fair market value of the Shares on the grant date did not exceed $40,000. Shares of restricted stock granted to a non-employee director vested six months after the applicable grant date.

Additionally, after each grant date, our non-employee directors previously were entitled to receive a cash payment in an amount equal to the director’s estimated tax liability due to (1) the Shares of restricted stock granted to him or her on such grant date and (2) any additional tax liability arising from such cash payment.

Performance Goals. The Committee (in its discretion) may make performance goals applicable to a participant with respect to an Award. If the Committee desires that an Award qualify as performance-based compensation under Section 162(m) (discussed below), then at the Committee’s discretion, one or more of the following performance goals may apply: cash flow, cash operating earnings, earnings, equity in the earnings of unconsolidated subsidiaries, expense ratio, loss ratio, market share, net income, net operating income, new insurance written, operating cash flow, premiums, price to book value ratio, price to earnings ratio, return on average assets, return on average equity, return on sales, revenue, risk in force, total shareholder return and/or value added. The performance goals may differ from participant to participant and from Award to Award. Any criteria used may be measured, as applicable, (1) in absolute terms, (2) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (3) on a per-share basis, (4) against the performance of PMI as a whole or a segment of PMI and/or (5) on a pre-tax or after-tax basis.

Awards to be Granted to Certain Individuals and Groups. The number of Awards (if any) that an employee or consultant may receive under the amended and restated Equity Incentive Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers have an interest in this proposal because they are eligible to receive discretionary Awards under the amended and restated Equity Incentive Plan. Our non-employee directors are not eligible to receive discretionary Awards under the amended and restated Equity Incentive Plan. Instead, subject to stockholder approval of the amended and restated Equity Incentive Plan, our non-employee directors automatically are granted Awards of stock units with a pre-determined value for each quarter that they serve on our Board. As a result, our non-employee directors have an interest in this proposal. To date, only stock options, restricted stock and performance shares have been granted under the amended and restated Equity Incentive Plan.

The following table sets forth, for 2003 and for January 1, 2004 through February 27, 2004, (a) the total number of Shares subject to options granted under the Equity Incentive Plan, (b) the average per Share exercise price of such options, (c) the total number of Shares of restricted stock granted under the Equity Incentive Plan, (d) the dollar value of such Shares of restricted stock based on $39.60 per Share, the last reported trade price for Shares on February 27, 2004, (e) the total number of Shares awarded as performance shares granted under the Equity Incentive Plan, and (f) the dollar value of such performance shares based on $39.60 per Share, the last reported trade price for Shares on February 27, 2004.

Name of Individual or Group	Year	Number of Options Granted	Average Per Share Exercise Price		Number of Shares of Restricted Stock Granted	Dollar Value of Shares of Restricted Stock Granted		Number of Performance Shares Granted	Dollar Value of Performance Shares
W. Roger Haughton, Chairman of the Board and Chief Executive Officer	2004 2003	128,900 163,300	$ $	38.80 28.03	0 30,000	$	N/A 1,188,000	0 30,000	$	N/A 1,188,000

L. Stephen Smith, Director, President and Chief Operating Officer	2004 2003	75,000 109,249	$ $	38.80 30.38	0 0		N/A N/A	0 0		N/A N/A

Bradley M. Shuster, President, International and Strategic Investments	2004 2003	40,000 53,168	$ $	38.80 28.58	0 0		N/A N/A	0 0		N/A N/A

Victor J. Bacigalupi, Senior Executive Vice President, General Counsel and Secretary	2004 2003	38,000 47,635	$ $	38.80 28.31	0 0		N/A N/A	0 0		N/A N/A

Donald P. Lofe, Jr., Executive Vice President and Chief Financial Officer	2004 2003	37,000 44,200	$ $	38.80 28.44	0 5,000	$	N/A 198,000	0 0		N/A N/A

All executive officers, as a group	2004 2003	451,258 588,346	$ $	38.80 28.86	0 35,000	$	N/A 1,386,000	0 30,000	$	N/A 1,188,000

All directors who are not executive officers, as a group (1)	2004 2003	0 67,500	$	N/A 31.42	0 8,100	$	N/A 320,076	0 0		N/A N/A

All employees who are not executive officers, as a group	2004 2003	529,425 682,458	$ $	38.80 28.05	0 0		N/A N/A	0 0		N/A N/A

(1)	Pursuant to the Equity Incentive Plan’s prior automatic, non-discretionary formula, each non-employee director received a nonqualified stock option for 5,625 Shares and 675 Shares of restricted stock in June 2003.

Limited Transferability of Awards. Awards granted under the amended and restated Equity Incentive Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Committee, transfer nonqualified stock options by bona fide gift (1) to a member of the participant’s immediate family, (2) to a trust or other entity for the sole benefit of the member(s) of the participant’s and/or his or her immediate family, (3) to a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family, or (4) to a tax-qualified charity. Additionally, the Committee, in its discretion, may permit a participant to transfer an Award to an individual or entity other than PMI.

FEDERAL TAX ASPECTS. The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and PMI of Awards granted under the amended and restated Equity Incentive Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options and Stock Appreciation Rights. No taxable income is reportable when a nonqualified stock option or a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares on the exercise date over the exercise price. Any additional gain or loss recognized upon any later disposition of the Shares is capital gain or loss.

Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the Shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the Shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock. Unless a participant elects otherwise, no taxable income is reportable upon grant of restricted stock. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares received minus any amount paid for the Shares. Any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Performance Units, Performance Shares and Stock Units. No taxable income is reportable when an Award of performance units, performance shares, or stock units is granted. Instead, the participant will recognize ordinary income at the time of payout, equal to the fair market value (on the payout date) of the Shares or cash received. If the payout is in the form of Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Deferred Payout. A participant who defers the payout of an Award or the delivery of proceeds payable upon an Award exercise will recognize ordinary income at the time of payout in the same amounts as described above. If the participant receives Shares, any additional gain or loss recognized upon later disposition of the Shares is capital gain or loss.

Tax Effect for PMI. PMI generally will be entitled to a tax deduction in connection with an Award under the amended and restated Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, PMI can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the amended and restated Equity Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The amended and restated Equity Incentive Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting PMI to continue to receive a federal income tax deduction in connection with such Awards.

AMENDMENT AND TERMINATION OF THE AMENDED EQUITY INCENTIVE PLAN. The Board generally may amend or terminate the amended and restated Equity Incentive Plan at any time and for any reason. However, PMI will obtain stockholder approval of any amendment to the extent required by applicable law, regulation or rule, including the rules of the New York Stock Exchange. PMI also will seek stockholder approval of material amendments (as determined by the Committee), even if PMI would not otherwise be required to do so.

SUMMARY. We believe strongly that the approval of the amended and restated Equity Incentive Plan is essential to our continued success. Awards such as those provided under the amended and restated Equity Incentive Plan constitute an important incentive and help us to attract and retain people whose skills and performance are critical to our success. Our employees and directors are our most important asset. We strongly believe that the amended and restated Equity Incentive Plan is vital to our ability to attract and retain outstanding and highly skilled individuals to work for PMI and serve on our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE EQUITY INCENTIVE PLAN.

ITEM 4: APPROVAL OF THE MATCHING CONTRIBUTION FEATURE OF THE

OFFICER DEFERRED COMPENSATION PLAN

We are asking our stockholders to approve the matching contribution feature of the Officer Deferred Compensation Plan so that we may continue to provide matching contributions in the form of Shares. Providing matching contributions in the form of Shares aligns the interests of Officer Deferred Compensation Plan participants and stockholders.

DESCRIPTION OF THE OFFICER DEFERRED COMPENSATION PLAN. The following paragraphs provide a summary of the principal features of the Officer Deferred Compensation Plan. The Officer Deferred Compensation Plan is set forth in its entirety as Appendix G to this Proxy Statement. The following summary is qualified in its entirety by reference to the Officer Deferred Compensation Plan.

Background and Purpose of the Officer Deferred Compensation Plan. The Officer Deferred Compensation Plan was established effective July 1, 1997 for the benefit of eligible employees of PMI and participating affiliates. The Officer Deferred Compensation Plan allows eligible individuals to defer payment of their salary and bonuses, if any, until a later date (“Deferrals”).

The Officer Deferred Compensation Plan can be considered a promise by PMI to pay plan benefits on a future date. All amounts credited under the Officer Deferred Compensation Plan continue to be included in the general assets of PMI, and the interest of an Officer Deferred Compensation Plan participant is an unsecured claim against the general assets of PMI.

Administration. The Compensation Committee of the Board of Directors has been delegated the authority by the Board to amend or terminate the Officer Deferred Compensation Plan. The Officer Deferred Compensation Plan is administered on day-to-day basis by a committee (the “ODCP Committee”) appointed by our Chief Executive Officer. The ODCP Committee currently consists of our Chief Executive Officer and our senior human resources officer, although policy decisions are referred to the Compensation Committee of our Board of Directors. The ODCP Committee has all powers and discretion necessary or appropriate to supervise the administration of the Officer Deferred Compensation Plan and to control its operation in accordance with its terms. The ODCP Committee may delegate its powers to any one or more of its members or to any other person. However, no individual may act or pass upon any matters pertaining specifically to his or her own participation under the Officer Deferred Compensation Plan.

Assuming stockholder approval, a total of 250,000 Shares will be authorized for issuance under the Officer Deferred Compensation Plan for matching contributions (discussed below) made on or after the date of the Annual Meeting. If PMI experiences a stock dividend, stock split, spin-off, reorganization, or other change in capital structure, the Committee has the discretion to adjust the number and class of Shares available for issuance under the Officer Deferred Compensation Plan as necessary or appropriate to reflect the stock dividend or other change.

Participation. Employees at the level of Vice President or above, including any Assistant Vice President or Field Vice President are eligible employees. As of February 27, 2004, 51 employees were eligible employees. The Board of Directors may (1) change the required employee-level title for purposes of determining eligibility for the Officer Deferred Compensation Plan and (2) determine that one or more otherwise eligible employees shall not be allowed to participate.

Compensation Deferral Elections. Each participant may elect to defer a portion of his or her base salary and any bonuses (“Compensation”); provided, however, that the expected Deferral is at least the lesser of (1) $5,000 or (2) 5% of a participant’s Compensation. Amounts deferred reduce a participant’s paid Compensation for the Officer Deferred Compensation Plan year.

Distributions. Distributions generally will commence as soon as practicable following the end of the term(s) of a Deferral (as elected by the participant), in the form of either a lump-sum payment or annual installments (also as elected by the participant). In the event of a change of control of PMI, balances will be paid in a lump sum as soon as practicable after the date of the change of control. Additionally, the ODCP Committee may elect to distribute a participant’s balance in a lump sum, regardless of any election by the participant, upon the termination of a participant’s employment.

A distribution will not be paid in any year if the payment would not be deductible by PMI due to the application of Section 162(m) of the Code. Under Section 162(m), the annual compensation paid to a company’s chief executive officer and four other most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. Any distributions so delayed will be made in the first subsequent taxable year in which Section 162(m) no longer prevents a deduction.

Financial Hardship. In the event that a participant incurs a financial hardship beyond his or her control, the ODCP Committee may, in its discretion, (1) suspend the participant’s Deferrals for the remainder of the Officer Deferred Compensation Plan year and (2) distribute all or a portion of a participant’s prior Deferrals in an amount reasonably necessary to alleviate the hardship.

Matching Contributions. The Officer Deferred Compensation Plan provides a matching contribution, equal to 25% of the amount a participant initially elects to be deemed invested in The PMI Group, Inc. Stock Fund (“PMI Stock Fund”), will be made on the terms and conditions established in the sole discretion of the ODCP Committee. As directed by the Compensation Committee, the ODCP Committee currently requires, and intends to continue to require, in addition to certain other conditions, three years of continued employment (starting from the date of the matching contribution) for a matching contribution to vest. Notwithstanding the foregoing, matching contributions immediately vest upon a change of control or upon termination as a result of death or disability. Deferrals initially deemed invested in another investment alternative will not be eligible for a matching contribution, even if the participant later transfers those funds into the PMI Stock Fund. If a portion of a Deferral initially deemed invested in the

PMI Stock Fund (and therefore entitled to a matching contribution) is transferred out of the PMI Stock Fund before the associated matching contribution vests, a pro-rata portion of the matching contribution will be forfeited. Balances transferred out of the PMI Stock Fund will be deemed to be transferred on a last-in-first-out basis.

The following three examples demonstrate how the matching contribution feature operates:

Example 1. A participant elects to have $1000 initially deemed invested in the PMI Stock Fund. The participant will be entitled to a matching contribution of $250. A participant that instead elects to have $1000 initially deemed invested in an S&P 500 fund will not be entitled to a matching contribution.

Example 2. A participant receives a $250 matching contribution on a $1000 deferral that initially was deemed invested in the PMI Stock Fund. After the matching contribution vests, the participant transfers the $1000 deferral out of the PMI Stock Fund. The participant later transfers the $1000 deferral back to the PMI Stock Fund. The participant is not entitled to an additional matching contribution on the $1000 deferral.

Example 3. A participant receives a $250 matching contribution on a $1000 deferral that initially was deemed invested in the PMI Stock Fund. Two years later, the participant transfers $500 out of the PMI Stock Fund. As a result, the participant forfeits 50% of the unvested matching contribution ($125). Six months later, the participant transfers the $500 back to the PMI Stock Fund. The participant is not entitled to an additional matching contribution on the $500 transferred back to the PMI Stock Fund.

Matching contributions are designed to align the interests of Officer Deferred Compensation Plan participants and stockholders and will be provided in the form of Shares. Although the Compensation Committee has the power to amend the terms of the Officer Deferred Compensation Plan to provide matching contributions in a form other than Shares (such as cash), the Compensation Committee currently has no plans to do so. Providing matching contributions in the form of Shares, on deposits deemed to be invested in the PMI Stock Fund, helps maximize the alignment of the interests of Plan participants and stockholders.

Matching Contributions Provided to Certain Individuals. Because participants elect to participate in the Officer Deferred Compensation Plan on an annual basis, future plan benefits cannot be determined. Assuming stockholder approval of the Officer Deferred Compensation Plan, matching contributions will be provided in the form of Shares. As of February 27, 2004, and based on the last reported trade price for Shares on that day of $39.60, a total of 49,526 Shares would be deemed issued pursuant to matching contributions since the Officer Deferred Compensation Plan was established effective July 1, 1997. Named executive officers have a financial interest in this proposal because it affects the form of matching contributions. The following table sets forth the dollar value of matching contributions made under the Officer Deferred Compensation Plan during 2003 and the number of Shares that would be distributed based on a per Share value of $39.60, the last reported trade price for Shares on February 27, 2004.

Name of Individual or Group	Dollar Value of Matching Contributions	Number of Shares to be Distributed
W. Roger Haughton, Chairman of the Board and Chief Executive Officer	$143,194	3,616
L. Stephen Smith, Director, President and Chief Operating Officer	0	0
Bradley M. Shuster, President, International and Strategic Investments	$90,130	2,276
Victor J. Bacigalupi, Senior Executive Vice President, General Counsel and Secretary	$52,114	1,316
Donald P. Lofe, Jr., Executive Vice President and Chief Financial Officer	0	0
All executive officers, as a group	$260,806	10,202
All directors who are not executive officers, as a group (1)	N/A	N/A
All employees who are not executive officers, as a group	$106,722	2,695

(1)	Directors who are not executive officers are not eligible to participate in the Officer Deferred Compensation Plan.

FEDERAL TAX ASPECTS. Amounts deferred under the Officer Deferred Compensation Plan will not be included in a participant’s taxable wages for income tax purposes during the year in which such amounts are deferred. Instead, a participant will be required to recognize taxable income as amounts are distributed, and PMI will receive a deduction for distributions at that time.

AMENDMENT AND TERMINATION OF THE PLAN. The Compensation Committee, in its sole discretion, may amend or terminate the Officer Deferred Compensation Plan, or any part therefore, at any time and for any reason. The amendment or termination will not, without a participant’s consent, reduce such participant’s then credited balance. In the event the Officer Deferred Compensation Plan is terminated, the ODCP Committee may, in its sole discretion, authorize accelerated distributions as of any suitable date.

SUMMARY. We are asking our stockholders to approve the matching contribution feature of the Officer Deferred Compensation Plan so that we may provide matching contributions in the form of Shares. We believe that providing matching contributions in the form of Shares helps align the interests of Officer Deferred Compensation Plan participants and stockholders. Therefore, providing matching contributions in the form of Shares should be more beneficial to our stockholders than providing matching contributions in some other form, such as cash. If stockholders do not approve the matching contribution feature, we no longer will make matching contributions. As a result, participants no longer will receive additional incentives for selecting the PMI Stock Fund for amounts deferred.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MATCHING CONTRIBUTION FEATURE OF THE OFFICER DEFERRED COMPENSATION PLAN.

ITEM 5: APPROVAL OF THE BONUS INCENTIVE PLAN

We are asking stockholders to approve the amended and restated Bonus Incentive Plan so that we may continue to use the Bonus Incentive Plan to achieve our goals and also continue to receive a federal income tax deduction for certain compensation paid under the Bonus Incentive Plan. Stockholders approved the Bonus Incentive Plan in 1999. In order for PMI to continue to receive federal income tax deductions for all compensation paid under the Bonus Incentive Plan, we now must obtain new stockholder approval. The Compensation Committee of our Board of Directors has approved the amended and restated Bonus Incentive Plan, subject to approval from our stockholders at the Annual Meeting. If stockholders do not approve the amended and restated Bonus Incentive Plan, the amended and restated Bonus Incentive Plan will not be adopted.

We have amended the Bonus Incentive Plan so that a bonus pool will be established equal to no more than 5% of net income. Previously, there were no limits on the total bonuses that could be paid under the Bonus Incentive Plan except for a per-participant limit of $2,000,000. The amended and restated Bonus Incentive Plan now limits the total value of all awards to 5% of net income, and further limits the maximum award to any one individual to 30% of the bonus pool.

DESCRIPTION OF THE AMENDED AND RESTATED BONUS PLAN. The following paragraphs provide a summary of the principal features of the amended and restated Bonus Incentive Plan and its operation. The amended and restated Bonus Incentive Plan is set forth in its entirety as Appendix H to this Proxy Statement. The following summary is qualified in its entirety by reference to the amended and restated Bonus Incentive Plan.

Purpose. The amended and restated Bonus Incentive Plan is intended to increase stockholder value and the success of PMI by motivating our key employees to perform to the best of their abilities and to achieve our objectives. The amended and restated Bonus Incentive Plan accomplishes this by providing key employees with incentive awards based on our net income.

The amended and restated Bonus Incentive Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Code. Under Section 162(m), PMI may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer or any of the other most highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, PMI can deduct compensation in excess of $1 million if it qualifies as “performance-based” compensation under Section 162(m). The amended and restated Bonus Incentive Plan is intended to permit PMI to pay incentive compensation that qualifies as performance-based compensation, thereby permitting PMI to receive a federal income tax deduction for the payment of incentive compensation.

Administration, Amendment and Termination. The amended and restated Bonus Incentive Plan is administered by a committee (the “Bonus Incentive Plan Committee”) consisting of not less than two (2) members of the Board of Directors. The Compensation Committee of the Board of Directors currently administers the Bonus Incentive Plan. The members of the Bonus Incentive Plan Committee must qualify as “outside directors” under Section 162(m) (for purposes of qualifying the Bonus Incentive Plan as performance-based compensation). The Bonus Incentive Plan Committee may delegate all or part of its authority to one or more directors and/or officers of PMI; provided, however, that the committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m).

Subject to the terms of the amended and restated Bonus Incentive Plan, the Bonus Incentive Plan Committee has sole discretion to determine the performance periods (provided that no more than three performance periods be in effect at any one time), establish the bonus pool, select the participants, determine the terms and conditions of each award and, at any time, reduce (or eliminate) any award and/or the bonus pool.

The Board of Directors may amend or terminate the amended and restated Bonus Incentive Plan at any time and for any reason.

Eligibility. Any employee of PMI or an affiliate of PMI is eligible to participate. The Bonus Incentive Plan Committee will determine the employees who are eligible to receive awards during any performance period. In selecting the participants, the Bonus Incentive Plan Committee expects to choose key employees of PMI and our affiliates who are likely to have a significant impact on our performance. The Bonus Incentive Plan Committee currently anticipates that no more than 40 key employees will be selected to participate in any year.

Awards. For each performance period (a period of at least 12 months), the Bonus Incentive Plan Committee will establish a bonus pool equal to 5% of our net income (if any) during the performance period. (Previously, there were no limits on the total dollar value of awards under the Bonus Incentive Plan.) The Bonus Incentive Plan Committee may reduce the size of the bonus pool at any time.

The Bonus Incentive Plan Committee will determine each participant’s share of the bonus pool. In no event will a participant be allocated more than 30% of the pool. The Bonus Incentive Plan Committee may reduce the size of a participant’s award at any time.

Under the terms of the Bonus Incentive Plan, bonuses will be paid only if PMI achieves net income. If no net income is achieved, no bonuses will be paid. (Previously, bonus payment could be contingent on any one or more factors specified in the Bonus Incentive Plan, including earnings per share, market share, net income, new insurance written, return on sales and revenue.) In addition, the Bonus Incentive Plan Committee also may determine that additional vesting or performance criteria must be met before a participant is eligible to receive an award.

Awards will be paid no later than 90 days following the end of a performance period. Unless determined otherwise by the Bonus Incentive Plan Committee, and except in the event of death or disability, a participant must be an employee of PMI or an affiliate of PMI on the date awards are paid to receive a payment. In the event of a change of control of PMI, the then current performance period automatically will terminate immediately prior to the change of control and all awards will be deemed earned.

Awards to be Granted to Certain Individuals and Groups. Awards under the Bonus Incentive Plan are determined based on actual future performance (our net income), so future actual awards cannot now be determined. The following table sets forth the range of awards that might have been paid to the persons and groups shown below for fiscal 2003 if the Bonus Incentive Plan, as proposed, had been in place. The table below is based on 2003 net income of $299.4 million and the target awards established for fiscal year 2003 by the Compensation Committee under the Prior Bonus Incentive Plan. Such target awards are based upon percentages of the executive officer’s base salary. However, the Compensation Committee would have had the discretion to reduce awards based on any factor if determined relevant. Accordingly, there is no way to determine the amounts that actually would have been paid had the amended and restated Bonus Incentive Plan been in effect for 2003.

Name of Individual or Group	Minimum Award for Fiscal Year 2003 ($)	Maximum Award for Fiscal Year 2003 ($)
W. Roger Haughton, Chairman of the Board and Chief Executive Officer	0	$1,500,000
L. Stephen Smith, Director, President and Chief Operating Officer	0	$765,000
Bradley M. Shuster, President, International and Strategic Investments	0	$504,000
Victor J. Bacigalupi, Senior Executive Vice President, General Counsel and Secretary	0	$462,000
Donald P. Lofe, Jr., Executive Vice President and Chief Financial Officer	0	$420,000
All executive officers, as a group	0	$5,190,350
All directors who are not executive officers, as a group (1)	N/A	N/A
All employees who are not executive officers, as a group	N/A	N/A

(1)	This group is not eligible to participate in the Bonus Incentive Plan.

The Bonus Incentive Plan Committee previously established performance goals and target awards for fiscal year 2004 under the most recent stockholder-approved version of the Bonus Incentive Plan (the “Prior Bonus Incentive Plan”) so that, in the event stockholders do not approve the amended and restated Bonus Incentive Plan, PMI still may receive a federal income tax deduction for awards paid for achieving fiscal year 2004 performance objectives. If stockholders approve the amended and restated Bonus Incentive Plan, no awards will be paid under the Prior Bonus Incentive Plan. Instead, new awards will be established under the amended and restated Bonus Incentive Plan. However, if stockholders do not approve the amended and restated Bonus Incentive Plan, PMI will pay awards for fiscal year 2004 as previously established (to the extent the predetermined performance goals actually are achieved). PMI still will be entitled to receive a federal income tax deduction for these awards, although PMI will not be entitled to receive a federal income tax deduction for fiscal years after 2004. Because our executive officers are eligible to receive awards under the Bonus Incentive Plan, our executive officers have an interest in this proposal. Although the Bonus Incentive Plan Committee does not currently intend to do so, the Bonus Incentive Plan Committee may pay bonuses to executive officers outside of the Bonus Incentive Plan for the accomplishment of strategic or other individual goals.

SUMMARY

We are asking stockholders to approve the amended and restated Bonus Incentive Plan. The amended and restated Bonus Incentive Plan, as compared to the prior version, limits the total value of awards to 5% of net income. If we do not achieve any net income, no awards will be paid.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE BONUS INCENTIVE PLAN.

OTHER MATTERS

The Board of Directors does not know of any matters to be acted upon at the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. However, as to any other business that may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies in consultation with the Board of Directors.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Stockholders are entitled to present proposals for action at a forthcoming stockholders’ meeting if they comply with the requirements of our bylaws and the proxy rules promulgated by the SEC. Proposals of stockholders intended for presentation at the 2005 Annual Meeting must be received by PMI for inclusion in its proxy statement and form of proxy relating to that meeting by December 18, 2004. Such proposals should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals will not be accepted.

In accordance with our bylaws, in order to be properly brought before the 2005 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present must be delivered to the Secretary of PMI not less than 90 days or more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our bylaws must be received by PMI not before January 27, 2005, nor later than February 26, 2005, to be timely for consideration at the 2005 Annual Meeting. In addition, such proposals and nominations must contain certain information as set forth in our bylaws. You may request a copy of our bylaws by submitting a request in writing to the Secretary of PMI. Proposals and nominations should be sent in writing by certified mail to the Secretary of PMI at 3003 Oak Road, Walnut Creek, California 94597. Faxed proposals or nominations will not be accepted.

/s/ Victor J. Bacigalupi

Victor J. Bacigalupi
Senior Executive Vice President, General Counsel and Secretary

April 23, 2004

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

APPENDIX A:

BOARD OF DIRECTOR GUIDELINES ON

SIGNIFICANT CORPORATE GOVERNANCE ISSUES

1.    Director Duties and Responsibilities

The basic responsibility of the directors is to exercise their business judgment in good faith to act in what they reasonably believe to be the best interests of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of their fellow directors and our senior executives and outside advisors and auditors. Directors are expected to attend our annual shareholders meeting, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

2.    Chairman of the Board and Chief Executive Officer Positions

The Board remains free to decide whether these positions should be held by the same person. The Board will thus be in position to determine the best arrangement for the Company and its shareholders, given the changing circumstances of the Company and the composition of the Board.

3.    Standing Committees of the Board

The Board has the following standing committees: The Audit Committee, Compensation Committee and Governance & Nominating Committee. The Board may at any time form a new committee or disband an existing committee, other than a standing committee. Only independent directors may serve on the standing committees. Each standing committee conducts an evaluation of its performance annually.

4.    Assignment and Rotation of Committee Members

The Governance & Nominating Committee, with the concurrence of the Chairman, recommends to the Board, and the Board designates, the members and the chair(s) of the committees, except for the Governance & Nominating Committee, taking into account the preferences and experience of the individual directors. The Chairman of the Board recommends to the Board of Directors an individual to serve as Chair of the Governance & Nominating Committee, and those two individuals shall recommend to the Board of Directors other individuals to serve as members of the Governance & Nominating Committee. A majority of independent Directors, other than members of the Governance & Nominating Committee, elect the Chair and other members of the Governance & Nominating Committee.

The Board reviews committee membership annually and considers whether membership of any committee should be changed. There are no fixed terms for committee membership. Committee chairs shall serve for a term of up to three years.

5.    Committee Meetings

Committee meetings are generally scheduled to coincide with regular Board meetings. The chair of any committee may call additional meetings as needed.

6.    Committee Agendas

The chair of each committee, in consultation with the appropriate officers and staff, develops the committee’s agenda. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

7.    Agendas for Board Meetings

The Chairman of the Board establishes, and the Chair of the Governance & Nominating Committee as presiding director at the Board’s executive sessions shall review, the agenda for each Board meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

At least one Board meeting each year, normally in January or February, will be devoted to a review of our annual plan. The long-term strategic plan will be reviewed annually. One Board meeting will be in conjunction with the annual shareholders’ meeting.

8.    Board Materials Review and Distribution

Information that is important to the Board’s or a committee’s understanding of the business to be conducted is distributed to the members in advance of each meeting. Such information is presented in a concise manner, while still providing the necessary information. This permits more meeting time to be spent on discussion and questions from directors. If the subject is too sensitive to be distributed in writing, the presentation will be made at the meeting. Board members are expected to review the materials in advance of the meeting and contact senior management, if appropriate, with requests for additional information if needed.

9.    Executive Sessions of Outside Directors

At a minimum, the outside directors meet in executive sessions at each regularly scheduled Board meeting. The Chair of the Governance & Nominating Committee chairs the executive sessions of the outside directors.

10.    Board Access to Senior Management

Board members may initiate contact with our management.

The Chief Executive Officer invites key members of management to regularly attend Board meetings so that they may provide additional insight into the items being discussed. The Board expects that management will use this process to give exposure to managers with senior management potential.

11.    Board Compensation Review

At least bi-annually, an outside consultant prepares a report for the Governance & Nominating Committee on the status of our Board compensation in relation to other industry and peer companies.

The form and amount of Board compensation are proposed from time to time by the Governance & Nominating Committee, and are subject to discussion and concurrence by the Board. Such compensation will be set in accordance with the policies and principles established by the Governance & Nominating Committee and the Board of Directors in accordance with the listing standards of the New York Stock Exchange and applicable laws and regulations.

12.    Size of the Board

The Board believes that 9 to 14 members is the optimum size range for this Board.

13.    Composition of the Board

The Board will have a majority of directors who meet the criteria for independence required by the listing standards of the New York Stock Exchange and applicable laws and regulations. The Board believes that in most situations the Chief Executive Officer should be the only employee-director, but certain circumstances may warrant the addition of not more than a few others.

14.    Corporate Governance

The Governance & Nominating Committee develops and monitors our governance practices and procedures and directors’ responsibilities in consultation with the Chairman, senior management and outside advisers, and subject to the concurrence of the Board of Directors.

15.    Board Guidelines on Outside Director Independence

The Governance & Nominating Committee oversees the Board’s annual review of the independence of all outside directors. In accordance with the listing standards of the New York Stock Exchange, to be considered independent an outside director must be determined by the Board to have no material relationship with the Company (either directly or as a partner, shareholder or officer of a company that has a relationship with the Company) other than as a director. The Board has established the guidelines set forth in Appendix A to assist in its determinations of director independence.

16.    Director’s Ownership of Shares

Each director is expected, over time, to accumulate and retain common shares that have a market value equal to a minimum of 5x the annual retainer. Stock owned for purposes of this guideline include: (a) common stock, including shares held in a retirement plan, (b) common stock equivalents held in connection with The PMI Group, Inc. Directors’ Deferred Compensation Plan, (c) vested stock options that have an exercise price below the current market price for our common stock, and (d) deferred stock units. Ownership guidelines are reviewed concurrently with a review of Board compensation.

17.    Resignation or Retirement of Officers as Board Members

A director who is also an officer of the Company or any of its subsidiaries shall resign from the Board when he or she resigns or retires as an officer.

18.    Board Membership Criteria

The Board establishes the criteria for identifying individuals qualified to become Board members. The minimum criteria for selecting director nominees include, but are not limited to, the following:

a)	Highest standards of personal character, conduct and integrity.

b)	An understanding of the interests of shareholders, customers, employees, suppliers, communities and the general public, and the intention and ability to act in the interests of all shareholders.

c)	Experience in a position of leadership and substantial accomplishment in his or her field of endeavor, which may include business, government, not-for-profit or academia.

d)	The ability to understand and exercise sound judgment on issues related to the Company.

e)	A willingness and ability to devote the time and effort required to serve effectively on the Board, including preparation for and attendance at Board and committee meetings.

f)	Free of interests or affiliations that could give rise to a biased approach to directorship responsibilities and/or a conflict of interest, and free of any material relationship with the Company except for the employment relationship of an inside director.

19.    Selection of New Director Candidates

It is the responsibility of the Governance & Nominating Committee to identify and recommend nominees for director positions to the Board, which shall in turn submit its recommendations to the shareholders for election. The Governance & Nominating Committee considers candidates recommended by directors and shareholders consistent with the By-laws of the Company. Shareholders may submit written recommendations for nominees to the Chair of the Governance & Nominating Committee in care of the Company’s Secretary.

20.    Extending the Invitation to a New Potential Director

An invitation to stand for election to the Board may be extended by the Board itself, through its authorized delegates, which in most instances will be the Chair of the Governance & Nominating Committee.

21.    Assessing the Board’s Performance

On behalf of the Board, the Governance & Nominating Committee oversees an annual evaluation of the Board’s performance and reports the results of such evaluation to the Board, preferably in the last quarter of the year.

22.    Directors Who Change Their Present Job Responsibilities

Directors who change their principal employment or other responsibilities are expected to offer to resign from the Board.

While such a resignation may not be accepted, the practice provides an opportunity for the Board, initially through the Governance & Nominating Committee, to review the appropriateness of the member’s continued membership on the Board.

23.    Term Limits

The Board has not established term limits but, on a regular basis, the Governance & Nominating Committee, in consultation with the Chairman will review each director’s continuation on the Board.

24.    Retirement Age

A director may not stand for re-election in the calendar year following the date of his or her 72nd birthday. The age limit may be waived upon the recommendation of the Chairman and CEO and the Governance & Nominating Committee, subject to approval of the Board.

25.    Formal Evaluation of the Chief Executive Officer

The Board performs an annual evaluation of the Chief Executive Officer. The Governance & Nominating Committee provides a written assessment of the Chief Executive Officer as part of the Board’s annual evaluation. The results of the evaluation are communicated to the Chief Executive Officer by one or more of the directors.

The evaluation is based on broad-based objective criteria such as our overall performance, accomplishment of long-term strategic objectives, leadership development, and other factors deemed relevant by the Governance & Nominating Committee.

The evaluation is used by the Compensation Committee in its annual review of the compensation of the Chief Executive Officer.

26.    Succession Planning

The Chief Executive Officer reports annually to the full Board on succession planning.

The Chief Executive Officer also communicates to the full Board his or her current recommendation as to a successor in case the Chief Executive Officer becomes unable to perform his or her duties.

The Board’s succession planning review should include policies and principles for Chief Executive Officer selection and performance review, including the evaluation of potential successors to the Chief Executive Officer and policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer.

27.    Board Interaction with Institutional Investors, the Press, Customers, etc.

Management appoints persons to interact with institutional investors, the press and members of the public. Individual directors ordinarily do not communicate directly with these constituencies about Company matters, unless requested to do so by the Board or management.

28.    Director Education/Orientation

Directors are strongly encouraged to attend annually an outside director education program. The Company shall reimburse the directors for all reasonable expenses incurred with attendance at such program. New directors shall participate in an orientation program including presentations by senior management conducted no later than two months after the time the new director joins the Board.

29.    Shareholder Rights Plan

Only outside directors may participate in the review, discussion and voting concerning a shareholder rights plan.

30.    Independent Advisors

The Board and each committee have the power to hire at the expense of the Company independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.

APPENDIX A TO BOARD OF DIRECTOR GUIDELINES ON SIGNIFICANT CORPORATE GOVERNANCE ISSUES

Board Guidelines on Outside Director Independence

The PMI Group, Inc. Board of Directors has established the following guidelines to assist in its determinations of director independence:

An outside director is not independent if, within the preceding three years:

(a)	the director was employed by the Company;

(b)	an immediate family member of the director was employed by the Company as an executive officer;

(c)	the director was affiliated with or employed by our independent auditor or internal auditor;

(d)	an immediate family member of the director was affiliated with or employed as a partner, principal or manager by our independent auditor or internal auditor; or

(e)	the director, or an immediate family member of the director, was employed as an executive officer by a company at a time when a PMI executive officer sat on that company’s compensation committee.

An outside director is not independent if, within any of the preceding three years, the director or an immediate family member has received from the Company more than $100,000 per year in direct compensation, which shall not include: (a) director or committee fees and pension or other forms of deferred compensation for prior service; (b) compensation for former service as an interim chairman or CEO; and (c) compensation received by an immediate family member for service as an employee at a level below executive officer. Audit Committee members, however, may not have any direct or indirect financial relationship with the Company other than as directors. Audit Committee members may receive directors’ fees in the form of cash, stock, stock units, stock options, or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive.

The following are not material relationships that impair a director’s independence:

(a)	the director is employed, or has a family member employed as an executive officer, by another company that makes payments to or receives payments from the Company for goods or services in an amount that does not exceed, in any single fiscal year, the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	the director is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company he or she serves as an executive officer; or

(c)	the director serves as an officer, director or trustee of a not for profit organization and our charitable contributions to the organization (excluding Company automatic matching of employee charitable contributions) in any fiscal year are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues.

APPENDIX B:

THE PMI GROUP, INC.

Audit Committee Charter

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with management’s policies and procedures regarding legal and regulatory requirements and (3) the qualifications and independence of the external auditors and the performance of our internal audit function and independent external auditors.

The Audit Committee and its members shall meet the independence, experience and other requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Governance and Nominating Committee.

The Audit Committee shall have the authority to retain special legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee may request any officer or employee of the Company or our outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with our investment bankers or financial analysts who follow the Company.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1.	Review and reassess the adequacy of this Charter annually, recommend any proposed changes to the Board for approval and publish it in accordance with SEC regulations.

2.	Review and discuss the annual audited financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and major issues regarding accounting and auditing principles and practices, including off-balance sheet structures, as well as the adequacy of internal controls that could significantly affect our financial statements.

3.	Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including an analysis of the effect of estimates and judgments by management that would result in lower revenues and/or profits and in higher asset write-offs and /or greater liabilities on our financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.	Review with management and the independent auditor the effect of regulatory and accounting initiatives.

5.	Review with management and the independent auditor our quarterly financial statements (including the results of the independent auditors’ reviews of the quarterly financial statements) prior to the release of quarterly earnings, and in such event, the Audit Committee can be represented by its Chair.

6.	Review with management and the independent auditor our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our quarterly reports on Form 10-Q.

7.	Review disclosures made to the Audit Committee by our chief executive officer and financial officer during their certifications process for the annual report on Form 10-K and quarterly reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls.

8.	Meet periodically with management to review and discuss policies with respect to risk assessment and risk management, as well as our major financial risk exposures and the steps management has taken to monitor and control such exposures.

9.	Review major changes to our auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

10.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Audit Committee.

11.	The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors, or may establish policies and procedures for pre-approval, consistent with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission.

12.	Receive periodic reports from the independent auditor regarding the auditor’s independence in accordance with applicable standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13.	Review and discuss quarterly reports from the independent auditors, including on:

a.	All critical accounting polices and practices used by the Company.

b.	All material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

c.	Other material communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

14.	Discuss with management our earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

15.	Ensure the rotation of audit partners (as defined by the Commission) as required by law.

16.	Approve in advance our hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.	Discuss with the independent auditor issues upon which it consulted with its national office.

18.	The Audit Committee shall be directly responsible for the appointment, termination, compensation and oversight of the work of the internal auditors for the purpose of preparing or issuing an audit report or related work. The internal auditors shall report directly to the Audit Committee.

19.	Review the significant reports to management prepared by the internal auditors and management’s responses.

20.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

21.	Obtain from the independent auditor assurance that if it detects or becomes aware of any illegal act, the Audit Committee is adequately informed and provides a report if the independent auditors have reached specific conclusions with respect to such illegal acts, as described under Section 10A of the Private Securities Litigation Reform Act of 1995.

22.	Obtain reports from management, our internal auditors and the independent auditor that our subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and our Business Ethics Handbook, including disclosures of insider and affiliated party transactions.

23.	Discuss with the independent auditor the matters required to be discussed by the independent auditor regarding all relevant Statements on Auditing Standards, including but not limited to Statement on Auditing Standard No. 61, relating to the conduct of the audit.

24.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding our financial statements or accounting policies.

25.	Review with the independent and internal auditors any problems or difficulties such auditors may have encountered and management’s response, as well as any management or other letter provided by the auditors and our response to that letter. Such review should include:

a.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreement with management.

b.	Any changes required in the planned scope of the audits.

c.	The internal auditor’s responsibilities, budget and staffing.

26.	Prepare an audit committee report as required by the rules of the Securities and Exchange Commission to be included in our annual proxy statement.

27.	Advise the Board with respect to our policies and procedures regarding compliance with applicable laws and regulations and with our guidelines for ethical conduct.

28.	Review with our General Counsel legal matters that may have a material impact on the financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

29.	Meet at least quarterly with the chief financial officer, the internal auditor and the independent auditor in separate executive sessions.

30.	Meet at least four times annually with agendas for such meetings prepared or approved in advance by the Audit Committee Chair.

31.	Review its performance annually.

32.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

33.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are fairly stated in all material respects in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibility of management and the independent auditor.

APPENDIX C:

THE PMI GROUP, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Options, Restricted Stock, Performance Units, Performance Shares, Stock Units and Stock Appreciation Rights. The terms of the Plan, as in effect prior to May 27, 2004, shall govern any outstanding Awards granted prior to May 27, 2004.

1.2 Purpose of the Plan. The Plan is intended to increase incentives and to encourage Share ownership on the part of eligible employees of the Company and its Affiliates, consultants who provide significant services to the Company and its Affiliates, and directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is intended to further the growth and profitability of the Company. The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Performance Units, Performance Shares, Stock Units, Stock Appreciation Rights or cash.

2.4 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change of Control” means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors (“Allstate”), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6. Notwithstanding the foregoing, in its sole discretion, the Board may increase the twenty percent (20%) threshold set forth above in this subsection (a) prior to any acquisition of twenty percent (20%) or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the 1934 Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of twenty percent (20%) or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 2.6, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board.

2.7 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8 “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee of the Board shall constitute the Committee.

2.9 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto.

2.10 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or any of its Affiliates, but who is neither an Employee nor a Director.

2.11 “Deferred Option Compensation Account” means an account established in the name of the Participant on the books and records of the Company pursuant to Section 5.11 or 8.4 (as applicable).

2.12 “Director” means any individual who is a member of the Board.

2.13 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.14 “Employee” means any employee of the Company or of any Affiliate.

2.15 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.16 “Fair Market Value” means the arithmetic mean between the highest and lowest per share selling prices of Shares, as quoted in the New York Stock Exchange Composite Transactions Index on the relevant date, or if there were no sales on such date, the arithmetic mean of the highest and lowest quoted per share selling prices of Shares on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.17 “Fiscal Year” means the fiscal year of the Company.

2.18 “Grant Date” means, with respect to a particular Award, the date on which the Award was granted. In the case of Awards granted to Employees and Consultants, the “Grant Date” shall be the date on which the Committee approves the material terms of the Award or such later date as the Committee, in its discretion, may determine.

2.19 “Incentive Stock Option” means an option to purchase Shares that is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.20 “Non-employee Director” means a Director who is not an Employee.

2.21 “Nonqualified Stock Option” means an option to purchase Shares that is not intended to be an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Participant” means an Employee, Consultant or Non-employee Director who has an outstanding Award.

2.24 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Flow, (b) Cash Operating Earnings, (c) Earnings, (d) Equity in the Earnings of Unconsolidated Subsidiaries, (e) Expense Ratio, (f) Loss Ratio, (g) Market Share, (h) Net Income, (i) Net Operating Income, (j) New Insurance Written, (k) Operating Cash Flow, (l) Premiums, (m) Price to Book Value Ratio, (n) Price to Earnings Ratio, (o) Return on Average Assets, (p) Return on Average Equity, (q) Return on Sales, (r) Revenue, (s) Risk in Force, (t) Total Shareholder Return, and (u) Value Added. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company and/or (v) on a pre-tax or after-tax basis.

2.25 “Performance Period” means any period of not less than twelve consecutive calendar months, as determined by the Committee, in its sole discretion.

2.26 “Performance Share” means an Award granted to a Participant pursuant to Section 7.

2.27 “Performance Unit” means an Award granted to a Participant pursuant to Section 7.

2.28 “Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability. Notwithstanding any contrary provision of the Plan, each Period of Restriction that expires solely as a result of continued service shall expire as to no more than 1/3 of the Shares covered by the applicable Award each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

2.29 “Plan” means The PMI Group, Inc. Amended and Restated Equity Incentive Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

2.30 “Restricted Stock” means an Award granted to a Participant pursuant to Section 6.

2.31 “Retirement” means, in the case of an Employee: (a) a Termination of Service occurring on or after age sixty-five (65), (b) a Termination of Service at or after age fifty-five (55) with at least ten (10) Years of Vesting Service (as defined in The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a Section 16 Person, such early retirement must be approved by the Committee. In the case of a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”

2.32 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.33 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.34 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with another Award, that is described in Section 9.

2.35 “Shares” means shares of the Company’s common stock, $.01 par value.

2.36 “Stock Unit” means a bookkeeping entry initially representing an amount equivalent to the Fair Market Value of one Share, granted pursuant to Section 7 or covered by the exercise of an Option in respect of which the Participant has made a deferral election pursuant to Section 5.11. Stock Units represent an unfunded and unsecured obligation of the Company.

2.37 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.38 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate, and (c) in the case of a Non-employee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or retirement.

2.39 “Three Year Period” means any period of three consecutive Fiscal Years. The first Three Year Period shall commence on January 1, 2004. Three Year Periods shall commence thereafter at the start of every Fiscal Year.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. The Committee shall consist of two (2) or more Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. Each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” under Section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees and Consultants shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees, Consultants and Non-employee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Except as provided in Section 4.3, after an Award has been granted, the Committee shall not reduce the Exercise Price of the Award (or cancel the Award and grant a substitute Award having a lower Exercise Price).

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) with respect to Awards which are intended to qualify as performance-based compensation under Section 162(m) of the Code.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate thereof, pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan is 18,000,000. Notwithstanding the preceding sentence, the aggregate number of Shares subject to Awards of Restricted Stock, Stock Units, Performance Units and Performance Shares granted under the Plan shall not exceed 6,000,000. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2 Lapsed Awards. If an Award (or an Award under the Company’s Stock Plan for Non-Employee Directors (the “Director Plan”)) is settled in cash pursuant to its terms, or terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award.

4.3 Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the Committee shall adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding Awards, and the numerical limits of Section 5.1, 6.1 and 7.1, in such manner as the Committee (in its sole discretion) shall determine to be appropriate to prevent the dilution or diminution of such Awards. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Three Year Period, no Participant shall be granted Options covering more than 900,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement (satisfactory to the Committee) that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price of each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The expiration of ten (10) years from the Grant Date; or

(b) The expiration of one (1) year from the date of the Participant’s Termination of Service for a reason other than the Participant’s death, Disability or Retirement; or

(c) The expiration of three (3) years from the date of the Participant’s Termination of Service by reason of Disability; or

(d) The expiration of three (3) years from the date of the Participant’s Retirement (subject to Section 5.8.4 regarding Incentive Stock Options); or

(e) The date for termination of the Option determined by the Committee in its sole discretion and set forth in the written Award Agreement.

5.4.2 Death of Participant. Notwithstanding the provisions of Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3 Committee Discretion. Subject to the limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted and before such Option expires, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, the right to exercise each Option shall accrue as to one hundred percent (100%) of the Shares subject to such Option upon the Participant’s Termination of Service due to Retirement, death or Disability.

5.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, the right to exercise each Option then outstanding shall accrue as to one hundred percent (100%) of the Shares subject to such Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise (satisfactory to the Committee) to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares to be purchased.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

Subject to the provisions of Section 5.11, as soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable Federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

5.8.2 Termination of Service. If any portion of an Incentive Stock Option is exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death (unless (a) the Participant dies during such three-month period, and (b) the Award Agreement or the Committee permits a later exercise), the portion so exercised shall be deemed a Nonqualified Stock Option. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service by reason of Disability, unless (i) the Participant dies during such one-year period, and (ii) the Award Agreement or the Committee permit later exercise).

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.

5.9 Grant of Reload Options. The Committee may provide in an Award Agreement that a Participant who exercises all or part of an Option by payment of the Exercise Price with already-owned Shares, shall be granted an additional option (a “Reload Option”) for a number of shares of stock equal to the number of Shares tendered to exercise the previously granted Option plus, if the Committee so determines, any Shares withheld or delivered in satisfaction of any tax withholding requirements. As determined by the Committee, each Reload Option shall (a) have a Grant Date which is the date as of which the previously granted Option is exercised, and (b) be exercisable on the same terms and conditions as the previously granted Option, except that the Exercise Price shall be determined as of the Grant Date.

5.10 Exchange for Stock Appreciation Rights. The Committee may institute a program whereby outstanding Options are surrendered or cancelled in exchange for a grant of SARs having a value less than or equal to the value of the surrendered or cancelled Options as determined by the Committee. Participation in such a program may, in the discretion of the Committee, be mandatory with respect to any particular Participant or any particular outstanding Option. Notwithstanding any contrary provision of the Plan, any SARS granted in exchange for the surrender or cancellation of Options shall (a) be payable solely in Shares, (b) vest at a rate no faster then the vesting schedule of the surrendered or cancelled Option and (c) expire no later than the date on which the surrendered or cancelled Option would have expired had the Option remained outstanding.

5.11 Deferral of Option Proceeds.

5.11.1 Election to Defer Option Proceeds. Notwithstanding any contrary provision of the Plan, a Participant who is eligible to defer income under the Company’s Officer Deferred Compensation Plan may elect, at the discretion of, and in accordance with rules which may be established by, the Committee, to defer delivery of the proceeds of exercise of an Option which is exercised by means of an exchange of Shares as described in Section 5.6(a), provided that the Shares tendered or applied in exercise of such Option shall have been held by the Participant for at least six (6) months prior to such exercise. A Participant’s election as provided in the preceding sentence shall be irrevocable. Notwithstanding any other provision of this Section 5.11, a deferral election made by a Participant pursuant to this Section 5.11.1 shall be void and shall not be given effect unless (i) the Participant’s deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option otherwise would expire, (ii) the Participant’s deferral election is made at least six (6) full calendar months prior to the calendar month in which the Option is exercised, and (iii) the Participant is employed by or is rendering services to the Company or any of its Subsidiaries on the date of exercise of the Option. For purposes of either or both of clauses (i) or (ii) of the preceding sentence, rules established by the Committee may require an election earlier than the six (6) calendar month period described therein. Upon exercise of an Option to which a deferral election applies, the Shares covered by such exercise shall not be issued or transferred to the Participant, and instead, a number of Stock Units equal to the number of Shares covered by such exercise and in respect of which the Participant has made a deferral election, shall be credited to a Deferred Option Compensation Account at the date of exercise. A separate Deferred Option Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

5.11.2 Form and Timing of Payment. Payment of Stock Units shall be made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 5.11.1 is made, provided, however, that in no event shall payment occur more than sixty (60) days after a Participant’s Termination of Service for any reason. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 4.3.

5.11.3 Provisions of the Officer Deferred Compensation Plan May Govern. To the extent determined by the Committee, any amount deferred under this Section 5.11, and any Deferred Option Compensation Account, may be treated and held as a portion of the Company’s Officer Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 5.11 and credited to Deferred Option Compensation Accounts.

SECTION 6

RESTRICTED STOCK

6.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Three Year Period, no Participant shall be granted more than 400,000 Shares of Restricted Stock.

6.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, any price to be paid for the Shares, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

6.3 Transferability. Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

6.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 6.4.

6.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, business unit or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

6.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in The PMI Group, Inc. Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of The PMI Group, Inc.”

6.5 Removal of Restrictions. Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and remove any restrictions. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 6.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

6.5.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant upon the Participant’s Termination of Service due to Retirement, death or Disability.

6.5.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Shares of Restricted Stock shall be one hundred percent (100%) vested in the Participant.

6.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7 Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

6.8 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 7

PERFORMANCE UNITS, PERFORMANCE SHARES AND STOCK UNITS

7.1 Grant of Performance Units, Performance Shares and Stock Units. Performance Units, Performance Shares and Stock Units may be granted to Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units, Performance Shares and Stock Units granted to any Participant, provided that during any Three Year Period, no more than 400,000 Performance Units, Performance Shares or Stock Units may be granted to any Participant.

7.2 Initial Value. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date, provided that such value shall not exceed the Fair Market Value of a Share on the Grant Date. Each Performance Share and Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

7.3 Performance Objectives and Other Terms. The Committee shall set performance objectives in its discretion, which, depending on the extent to which they are met, will determine the number or value of Performance Units, Performance Shares or Stock Units that will be paid out to the Participants. The time period during which the performance objectives must be met shall be called the “Performance Period.” Each Award of Performance Units, Performance Shares or Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Notwithstanding any contrary provision of the Plan, Awards granted under this Section 7 that vest solely as a result of continued employment shall vest as to no more than 1/3 of the covered Shares each year except as specifically provided in the Plan in the event of a Participant’s death, Disability, Retirement or a Change of Control.

7.3.1 General Performance Objectives. The Committee may set performance objectives based upon the achievement of Company-wide, business unit or individual goals (including, but not limited to, continued employment), or any other basis determined by the Committee in its discretion.

7.3.2 Section 162(m) Performance Objectives. For purposes of qualifying grants of Performance Units, Performance Shares, or Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may determine that the performance objectives applicable to the Performance Units, Performance Shares, or Stock Units shall be based on the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Award to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units, Performance Shares, or Stock Units that are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

7.4 Earning of Performance Units, Performance Shares and Stock Units. After the applicable Performance Period has ended, the Participant shall be entitled to receive a payout of the number of Performance Units, Performance Shares or Stock Units earned during the Performance Period, depending upon the extent to which the applicable performance objectives have been achieved. After the grant of a Performance Unit, Performance Share or Stock Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for Award, except with respect to Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

7.4.1 Special Rule for Retirement, Death and Disability. Notwithstanding any contrary provision of the Plan, upon the Participant’s Termination of Service due to Retirement, death or Disability, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

7.4.2 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, immediately upon the occurrence of a Change of Control that occurs prior to a Participant’s Termination of Service, one hundred percent (100%) of any outstanding Performance Units, Performance Shares or Stock Units shall be deemed to be earned and shall be immediately payable to the Participant, or, in cases where a Participant has received a target award of Performance Units or Shares, one hundred percent (100%) of the target amount shall vest.

7.5 Form and Timing of Payment. Except as described below, payment of earned Performance Units, Performance Shares or Stock Units shall be made as soon as practicable after the expiration of the applicable Performance Period. The Committee, in its sole discretion, may pay such earned Awards in cash, Shares or a combination thereof. In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under this Section 7.5. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

7.6 Cancellation. On the date set forth in the Award Agreement, all unearned or unvested Performance Units, Performance Shares or Stock Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 8

NON-EMPLOYEE DIRECTOR AWARDS

The provisions of this Section 8 are applicable only to Stock Units granted to Non-employee Directors. The provisions of Section 7 are applicable to Stock Units granted to Employees and Consultants.

8.1 Grant of Stock Units. On the first business day on or after April 15, July 15, October 15 and January 15 of each year, each individual then serving as a Non-employee Director automatically shall be granted Stock Units with an initial value of $21,250.

8.2 Terms of Stock Units.

8.2.1 Award Agreement. Each Award granted pursuant to this Section 8 shall be evidenced by an Award Agreement (satisfactory to the Committee), which shall be executed by the Participant and the Company.

8.2.2 Vesting. Each Award granted pursuant to this Section 8 shall vest upon the first to occur of the following events:

The expiration of five (5) years from the Grant Date; or

Cessation of a Participant’s service as a Non-employee Director for any reason, including, but not limited to, death, Disability, retirement, resignation or non-reelection to the Board.

8.3 Dividends and Other Distributions. Any dividends or other distributions paid on the Shares underlying an Award granted under this Section 8 automatically shall be deemed reinvested in Stock Units (the “Dividend Stock Units”). Dividend Stock Units shall be subject to the same terms and conditions as the underlying Award, including any deferral election made pursuant to Section 8.4.

8.4 Deferral of Proceeds.

8.4.1 Election to Defer Proceeds. Notwithstanding any contrary provision of the Plan, a Participant who is eligible to defer income under the Company’s Directors’ Deferred Compensation Plan may elect, at the discretion of, and in accordance with rules which may be established by the Committee, to defer delivery of the proceeds of an Award of Stock Units granted pursuant to this Section 8. A Participant’s election as provided in the preceding sentence shall be irrevocable. Notwithstanding any other provision of this Section 8.4 to the contrary, a deferral election made by a Participant pursuant to this Section 8.4 shall be void and shall not be given effect unless the Participant’s deferral election is made at least six (6) full calendar months prior to the calendar month in which the Stock Units otherwise would expire. Notwithstanding the preceding sentence, the Committee may require an election earlier than the six (6) calendar month period described therein. Upon payment of the portion of an Award to which a deferral election applies, the Committee shall not have discretion as to the form of payment. Instead, the Award shall remain in the form of Stock Units, and the number of Stock Units in respect of which the Participant has made a deferral election shall be credited to a Deferred Option Compensation Account on the date of deferral. A separate Deferred Option Compensation Account shall be maintained with respect to each Participant and to each effective deferral election.

8.4.2 Form and Timing of Payment. Payment of deferred Stock Units shall be made by issuance of Shares on such date or dates or upon the occurrence of such event or events as the Committee may authorize the Participant to designate at the time a deferral election under Section 8.4.1 is made, provided, however, that in no event shall payment occur more than sixty (60) days after a Participant’s Termination of Service for any reason. The number of Shares to be so distributed may be increased by dividend equivalents, which may be valued as if reinvested in Shares. Until payment of a Stock Unit is made, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 4.3.

8.4.3 Provisions of the Directors’ Deferred Compensation Plan May Govern. To the extent determined by the Committee, any amount deferred under this Section 8.4, and any Deferred Option Compensation Account, may be treated and held as a portion of the Company’s Directors’ Deferred Compensation Plan, in which event the provisions of such plan shall govern the operation and administration of amounts deferred under this Section 8.4 and credited to Deferred Option Compensation Accounts.

SECTION 9

STOCK APPRECIATION RIGHTS

9.1 Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.

9.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Three Year Period, no Participant shall be granted SARs covering more than 900,000 Shares.

9.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Notwithstanding the foregoing, the exercise price of an SAR may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

9.2 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.3 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

9.3 Exercisability of SARs. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an SAR is granted, the Committee, in its sole discretion, may accelerate the exercisability of the SAR. Additionally, the rules of Section 5.5.1 and 5.5.2 (providing accelerated vesting upon certain events) also shall apply to SARs.

9.4 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 10

MISCELLANEOUS

10.1 Deferred Option Compensation Accounts.

10.1.1 Participants Remain Unsecured Creditors. Participants have the status of general unsecured creditors of the Company with respect to their Deferred Option Compensation Accounts (if any), and such accounts constitute a mere promise by the Company to make payments with respect thereto.

10.1.2 Nontransferability of Deferred Option Compensation Accounts. A Participant’s right to benefit payments with respect to their Deferred Option Compensation Accounts (if any) may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached or garnished by creditors of the Participant or the Participant’s beneficiary and any attempt to do so shall be void and shall not be given effect.

10.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, the transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment or service with the Company and its Affiliates is on an at-will basis only.

10.3 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive any future Award.

10.4 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

10.5 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

10.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

10.7 Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 10.6. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, (a) the Participant may transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member of the Participant’s immediate family, (ii) a trust or other entity for the exclusive benefit of the Participant and/or a member or members of the Participant’s immediate family, (iii) a partnership, limited liability company or other entity whose only partners or members are the Participant and/or a member or members of the Participant’s immediate family, or (iv) a tax-qualified, not for profit organization, and (b) the Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Committee may specify from time to time.

10.8 No Rights as Stockholder. Except to the limited extent provided in Sections 6.6, 6.7 and 8.3, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

10.9 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Committee (in its discretion), the Participant’s Award may, in the Committee’s discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award.

10.10 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount so withheld shall not exceed the amount determined by using the minimum federal, state, local or foreign jurisdiction statutory withholding rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

SECTION 11

AMENDMENT, TERMINATION AND DURATION

11.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that the Company will obtain stockholder approval of any amendment to the extent necessary to comply with applicable law, regulation or rule (including the rules of the New York Stock Exchange). Additionally, and notwithstanding the foregoing, any material (as determined in the sole discretion of the Committee) amendment to the Plan will be submitted to the Company’s stockholders for approval. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

11.2 Duration of the Plan. The Plan shall become effective as of the date specified herein, and subject to Section 11.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan after February 18, 2014.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

12.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

APPENDIX D:

THE PMI GROUP, INC.

OFFICER DEFERRED COMPENSATION PLAN

(Effective July 1, 1997)

THE PMI GROUP, INC., a Delaware corporation, hereby establishes The PMI Group, Inc. Officer Deferred Compensation Plan, effective July 1, 1997, for the benefit of a select group of management and highly compensated employees of the Company and Eligible Affiliates, in order to provide such employees with certain deferred compensation benefits. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in sections 201, 301, and 401 of ERISA.

SECTION I

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

1.1 “Affiliate” shall mean (a) the Company, and (b) each corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

1.2 “Beneficiary” shall mean the person or persons entitled to receive the balance credited to a Participant’s Account under the Plan upon the death of a Participant, as provided in Section 5.4.

1.3 “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

1.4 “Change of Control” shall mean:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors (“Allstate”), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.4. Notwithstanding the foregoing, in its sole discretion, the Board may increase the 20% threshold set forth above in this subsection (a) prior to any acquisition of 20% or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the Exchange Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of 20% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of 20% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 1.4, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board of Directors.

1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.6 “Committee” shall mean the committee appointed by (and serving at the pleasure of) the Chief Executive Officer of the Company (the “CEO”) to administer the Plan. As of the effective date of the Plan, the members of the Committee shall be the CEO and the Company’s senior human resources officer.

1.7 “Company Contributions” shall mean the amounts credited to Participants’ Accounts under the Plan by the Company, in accordance with Section 3.3.

1.8 “Company” shall mean The PMI Group, Inc., a Delaware corporation.

1.9 “Compensation” shall mean the base salary and bonuses (if any) of a Participant. The Committee, in its discretion, shall from time to time designate the types of bonuses which shall be eligible for deferral under the Plan. A Participant’s Compensation shall not include any other type of remuneration.

1.10 “Compensation Deferrals” shall mean the amounts credited to Participants’ Accounts under the Plan pursuant to their deferral elections made in accordance with Section 2.1.

1.11 “Disability” or “Disabled” shall mean the mental or physical inability of a Participant to perform the regularly assigned duties of his or her employment, provided that such inability (a) has continued or is expected to continue for a period of at least 6 months and (b) is evidenced by the certificate of a physician satisfactory to the Committee stating that such inability exists and is likely to be permanent.

1.12 “Eligible Affiliate” shall mean any Affiliate, other than Affiliates that the Board of Directors determines shall not be Eligible Affiliates.

1.13 “Eligible Employee” shall mean an employee of an Employer who holds office at the level of Vice President or above, including any Assistant Vice President or Field Vice President. Notwithstanding the preceding, the Board of Directors, in its sole discretion, may (a) change the required title for purposes of determining eligibility for the Plan, and (b) determine that one or more otherwise eligible employees of an Employer shall not be Eligible Employees.

1.14 “Employers” shall mean the Company and each Eligible Affiliate that adopts the Plan with the approval of the Board of Directors. With respect to an individual Participant, “Employer” shall mean the Company or the Eligible Affiliate that (a) directly employs such Participant, and (b) has adopted the Plan (with the approval of the Board of Directors).

1.15 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.16 “Financial Hardship” shall mean a severe financial emergency which is caused by a sudden and unexpected accident, illness or other event beyond the control of the Participant which, absent a suspension of deferrals under Section 2.2 or accelerated distribution under Section 5.5, would result in severe financial burden to the Participant or a member of his or her immediate family. A Financial Hardship does not exist to the extent that the hardship may be relieved by (a) reimbursement or compensation by insurance, (b) by liquidation of the Participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship), or (c) any loan available to the Participant (to the extent the payments on such loan would not themselves cause severe financial hardship.

1.17 “Participant” shall mean an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 2.1 and (b) has not ceased to be a Participant pursuant to Section 2.3.

1.18 “Participant’s Account” or “Account” shall mean, as to any Participant, the separate account maintained on the books of the Company in order to reflect his or her interest under the Plan.

1.19 “Plan” shall mean The PMI Group, Inc. Officer Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

1.20 “Plan Year” shall mean the calendar year. Notwithstanding the preceding, the 1997 Plan Year shall be the period July 1, 1997 (the effective date of the Plan), through December 31, 1997.

1.21 “Qualified Institutional Investor” shall mean as of any time of determination any Person (as defined in Section 1.4): (a) that is eligible to file a Schedule 13G with respect to all securities of the Company beneficially owned by such Person pursuant to Rule 13d-1(b)(1) promulgated under the 1934 Act (as such Rule is in effect on the date hereof), (b) that is not required to file a Schedule 13D under the 1934 Act (or any successor or comparable report) with respect to any securities of the Company, and (c) that beneficially owns less than 15% of the common stock of the Company, par value $.01 per share, outstanding at the time of determination.

1.22 “1934 Act” means the Securities and Exchange Act of 1934, as amended.

SECTION 2

PARTICIPATION

2.1 Participation. Each Eligible Employee’s decision to become a Participant shall be entirely voluntary.

2.1.1 Initial Elections by Current Employees. An Eligible Employee may elect to become a Participant in the Plan by electing, no later than July 30, 1997, to make Compensation Deferrals under the Plan. An election under this Section 2.1.1 to make Compensation Deferrals shall be effective only for the remainder of the 1997 Plan Year.

2.1.2 Initial Elections by Other Employees. Each individual who becomes an Eligible Employee after July 1, 1997 (whether by hire or promotion) may elect to become a Participant in the Plan by electing, within thirty days of the date of his or her hire or promotion (as the case may be), to make Compensation Deferrals under the Plan. An election under this Section 2.1.2 to make Compensation Deferrals shall be effective only for the remainder of the Plan Year with respect to which the election is made.

2.1.3 Elections for Subsequent Plan Years. An Eligible Employee may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the preceding Plan Year, to make Compensation Deferrals under the Plan. An election under this Section 2.1.3 to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

2.1.4 Separate Election to Defer Bonuses. Each Eligible Employee shall make a separate Compensation Deferral election with respect to the bonus portion(s) (if any) of his or her Compensation. An Eligible Employee’s Compensation Deferral election with respect to his or her bonus(es) shall be made no later than the deadline specified by the Committee for the particular Plan Year during which the Eligible Employee will perform the services for which a bonus may be paid, except to the limited extent provided in Section 2.1.2.

2.1.5 No Election Changes During Plan Year. After the beginning of a Plan Year, a Participant shall not be permitted to change or revoke his or her deferral election for such Plan Year, except to the limited extent provided in Section 2.2.

2.1.6 Specific Timing and Method of Election. Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, shall determine the manner and deadlines for Participants to make Compensation Deferral elections. The deadlines prescribed by the Committee may be earlier than the deadlines specified in this Section 2.1, but shall not be later than such specified deadlines.

2.2 Suspension of Compensation Deferrals

2.2.1 Automatic Suspension. In the event that a Participant receives a financial hardship withdrawal from The PMI Group, Inc. Savings and Profit-Sharing Plan or any other plan (maintained by an Employer) which contains a qualified cash or deferred arrangement under section 401(k) of the Code (collectively, the “401(k) Plans”), the Participant’s Compensation Deferrals under the Plan (if any) shall be suspended for a period of twelve (12) months from the date that the Participant received such hardship withdrawal. Notwithstanding the preceding, the Participant’s Compensation Deferrals shall be not be so suspended if the Committee determines that such suspension is not required in order to preserve the tax-qualification of the 401(k) Plans.

2.2.2 Permissible Suspension. In the event that a Participant incurs a Financial Hardship, the Committee, in its sole discretion, may suspend the Participant’s Compensation Deferrals for the remainder of the Plan Year. However, an election to make Compensation Deferrals under Section 2.1 shall be irrevocable as to amounts deferred as of the effective date of any suspension in accordance with this Section 2.2.2.

2.3 Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her entire vested Account balance is distributed. However, an Eligible Employee who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.

SECTION 3

COMPENSATION DEFERRAL ELECTIONS

3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Employee may elect to defer portions of his or her Compensation and to have the amounts of such deferrals credited to his or her Account. For each Plan Year, an Eligible Employee may elect to defer an amount equal to any percentage or any specific dollar amount of his or her Compensation, provided that the percentage or dollar amount elected by the Participant shall result in an expected deferral at least the lesser of (a) $5,000, or (b) 5% of his or her Compensation. Notwithstanding any contrary provision of the Plan, the Committee may reduce a Participant’s Compensation Deferrals to the extent necessary to satisfy any required deductions for welfare plans or any deductions required by law.

3.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to Section 3.1 shall reduce the Participant’s Compensation for the Plan Year and shall be credited to the Participant’s Account as of the last day of the month in which the amounts (but for the deferral) would have been paid to the Participant. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

3.3 Company Contributions. A Company Contribution equal to 25% of the amount a Participant elects to have deemed invested in the Company’s Stock Fund shall be credited to a Participant’s Account, on such terms and conditions as the Committee may specify in its sole discretion. The Company Contribution (if any) made on behalf of a Participant shall be credited to the Participant’s Account as of the date specified by the Company. Notwithstanding the foregoing, no more than 250,000 additional shares of Company common stock may be delivered to Participants pursuant to Company Contributions credited on or after the date of the Company’s annual meeting in 2004.

3.4 Deemed Investment Return on Accounts. Although no assets will be segregated or otherwise set aside with respect to a Participant’s Account, the amount that is ultimately payable to the Participant with respect to his or her Account shall be determined as if such Account had been invested in such manner as the Committee, in its discretion, may specify from time to time (including, but not limited to, the equity return method). The Committee, in its sole discretion, shall adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of the Participants’ Accounts. Such procedures shall (a) provide that a Participant shall be entitled to make deemed investment elections as to the deemed investment of his or her Account, and (b) permit a Participant to elect (not less than once per calendar quarter) to have part or all of his or her Account deemed to be invested in common stock of the Company (including reinvestment of any deemed dividends). However, such procedures may differ among Participants or classes of Participants, as determined by the Committee in its discretion. Notwithstanding the foregoing, if any Company Contribution is credited to a Participant’s Account, such Contribution shall be deemed invested in the Company Stock Fund.

3.5 Form of Payment. Each Participant shall indicate on his or her deferral election (made pursuant to Section 3.1) the form of payment for the Compensation Deferrals made pursuant to such election. A Participant may elect (a) a lump sum payment, or (b) a fixed number of annual installment payments (not to exceed ten). A Participant’s election as to the form of payment shall apply to all amounts credited to the Participant’s Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.7, shall be irrevocable. Any Company Contributions credited to a Participant’s Account shall be paid in the form of shares of Company common stock, payable after the end of the term(s) of deferral elected by the Participant for his or her Compensation Deferral with respect to which such Company Contribution was made, provided that if the Participant receives installment payments, the shares shall be paid with the first such installment.

3.6 Term of Deferral. Each Participant shall indicate on his or her deferral election made pursuant to Section 3.1 the time for payment for Compensation Deferrals (and deemed investment returns, gains and losses thereon) made pursuant to such election. A Participant may elect a term of deferral equal to any whole number (not less than one) of calendar years specified in his or her deferral election. In addition, pursuant to such procedures as the Committee (in its discretion) may adopt from time to time, a Participant may elect a term of deferral which ends upon the later (or earlier) of the expiration of a specified period or the occurrence of a specific event (for example, the later of ten years or termination of employment with all Employers and Affiliates). A Participant’s election as to the term of deferral shall apply to all amounts credited to the Participant’s Account for the Plan Year with respect to which the election is made, and except to the limited extent provided in Section 3.7, shall be irrevocable.

3.7 Changes in Elections as to Term and Form for Payment. A Participant may change his or her election under Section 3.5 and/or Section 3.6 for amounts credited to the Participant’s Account for any Plan Year, provided that any such election will be effective only if (a) such election is made at least twelve months and one day prior to the date payment of such amounts is scheduled to commence (without giving effect to such election), (b) the newly elected scheduled payment commencement date is not earlier than the second Plan Year after the Plan Year in which such election is made, and (c) payment of such amounts has not actually commenced. For example, if a Participant initially elected to receive his or her 1999 Plan Year deferrals in a lump sum to be paid during on July 1, 2003, the Participant instead may elect to receive payment in the form of ten annual installments commencing during the 2004 Plan Year, provided that such election is made on or before June 30, 2002. (i.e., not less twelve months and one day prior to the date which payment of such amounts previously was scheduled to commence, and with a newly elected scheduled payment commencement date which is not earlier than the second Plan Year after the Plan Year in which such election is made).

SECTION 4

ACCOUNTING

4.1 Participants’ Accounts. For each Plan Year, at the direction of the Committee, there shall be established and maintained on the books of the Company, a separate Account or Accounts for each Participant to which shall be credited all Compensation Deferrals made by the Participant during such Plan Year, all Company Contributions made by the Company on behalf of the Participant during the Plan Year, and deemed investment returns, gains and losses on such Compensation Deferrals and Company Contributions.

4.2 Participants Remain Unsecured Creditors. All amounts credited to a Participant’s Account under the Plan shall continue for all purposes to be a part of the general assets of the Company. Each Participant’s interest in the Plan shall make him or her only a general, unsecured creditor of the Company.

4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants’ Accounts, including the calculation and crediting (or debiting) of deemed returns, gains and losses, shall be determined by the Committee, in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.

4.4 Reports. Each Participant shall be furnished with periodic statements of his or her Account, reflecting the status of his or her interest in the Plan, at least annually.

SECTION 5

DISTRIBUTIONS

5.1 Normal Time for Distribution. Subject to the other provisions of this Section 5, distribution of the balance credited to a Participant’s Account shall commence as soon as administratively practicable after the end of the term(s) of deferral elected by the Participant under Section 3.6, in accordance with the following rules. If, pursuant to Section 3.5, the Participant elected to receive annual installment payments, his or her first installment shall be equal to the balance then credited to his or her Account, divided by the number of installments to be made. Each subsequent annual installment shall be paid to the Participant as near as administratively practicable to each anniversary of the first installment payment. The amount of each subsequent installment shall be equal to the balance then credited to the Participant’s Account, divided by the number of installments remaining to be made. While a Participant’s Account is in installment payout status, the unpaid balance credited to the Participant’s Account shall continue to be credited (or debited) with deemed investment returns, gains and losses under Section 3.4.

5.2 Change of Control. If there is a Change of Control, the balance then credited to a Participant’s Account shall be distributed to him or her in a lump sum as soon as administratively practicable after the date of the Change of Control. Deemed investment returns, gains and losses shall be credited (or debited) prior to any such accelerated distribution in accordance with Section 3.4. The amount of any such accelerated lump sum distribution shall also include any amount that the Participant deferred but which has not yet been credited to his or her Account.

5.3 Special Rule for Death or Disability. If a Participant dies or becomes Disabled, the balance then credited to his or her Account shall be distributed to the Participant (or his or her Beneficiary) at the time and in the form elected by the Participant pursuant to Sections 3.5 and 3.6; provided, however, that the Committee, in its sole discretion, may elect to distribute such amount in a lump sum as soon as administratively practicable after the date of death or Disability. In accordance with Section 3.4, deemed investment returns, gains and losses shall be credited (or debited) prior to any such accelerated distribution.

5.4 Special Rule re Deductibility. Notwithstanding any contrary provision of Section 5.1, any payment scheduled for a particular Plan Year shall not be made in such Plan Year to the extent necessary to avoid application of the deductibility limitation of section 162(m) of the Code. (For this purpose, deductibility shall be determined by adding such payment to all other compensation paid by the Company and its Affiliates to the Participant during the Plan Year.) If, pursuant to the foregoing sentences, any amounts are not paid when originally scheduled, such amounts shall be paid in the first subsequent taxable year in which such payments would not be subject to the deductibility limitation of section 162(m) of the Code. During any such delay in payment, unpaid amounts shall continue to be credited (or debited) with deemed investment returns, gains and losses under Section 3.4. Notwithstanding the foregoing, distribution of a Participant’s Account shall be made without regard to the deductibility limitation of section 162(m) of the Code if the time for distribution is accelerated pursuant to Section 5.2 or Section 5.3.

5.5 Latest Permissible Distribution Date. Notwithstanding any contrary provision of Section 5.1, any amount which is credited to a Participant’s Account on January 15 of the second calendar year following the year in which the Participant terminates employment with the Employer and all of its Affiliates shall be distributed to the Participant (or his or her Beneficiary) in a single lump sum as soon as administratively practicable after such January 15; provided, however, that amounts that would otherwise be distributed pursuant to an effective election of ten annual installments shall continue to be distributed pursuant to such effective election. Any such amount to be distributed in a single lump sum shall continue to be credited (or debited) with deemed investment returns, gains and losses until the date of payment. For example, if a Participant terminates employment with the Company and all of its Affiliates during July 2000, and an amount remains credited to his or her Account on January 15, 2002 (after application of the other provisions of Section 5), then such amount (as increased or decreased by deemed investment returns, gains and losses) shall be distributed to the Participant (or his or her Beneficiary) in a lump sum as soon as administratively practicable after January 15, 2002 (assuming such amount would otherwise be distributed pursuant to an effective election other than an election of ten annual installments). Alternatively, if the Participant had made an effective election of ten annual installments, then all deferrals (as increased or decreased by deemed investment returns, gains and losses) subject to such effective election shall be distributed pursuant to the ten-year schedule.

5.6 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

5.6.1 Spousal Consent. If a Participant designates a person other than or in addition to his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant’s spouse consents to the designation. Any spousal consent required under this Section 5.6 shall be ineffective unless it (a) is set forth in writing in a form specified in the discretion of the Committee, (b) acknowledges the effect of the Participant’s designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without a spousal consent. Any spousal consent required under this Section 5.6 shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided that such revocation is in writing.

5.6.2 Changes and Failed Designations. A Participant may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in accordance with Section 5.6.1. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant’s Account shall be payable to his or her surviving spouse, or, if the Participant is not survived by his or her spouse, the Account shall be paid to his or her estate.

5.7 Financial Hardship. In the event that a Participant incurs a Financial Hardship, the Committee, in its sole discretion and notwithstanding any contrary provision of the Plan, may determine that all or part of the Participant’s Account shall be paid to him or her immediately; provided, however, that the amount paid to the Participant pursuant to this Section 5.7 shall be limited to the amount reasonably necessary to alleviate the Participant’s Financial Hardship. Also, payment under this Section 5.7 may not be made to the extent that the hardship may be relieved by suspension of the Participant’s Compensation Deferrals in accordance with Section 2.2.

5.8 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Committee shall determine whether payment shall be made directly to the individual, any person acting as his or her custodian or legal guardian under the California Uniform Transfers to Minors Act, his or her legal representative or a near relative, or directly for his or her support, maintenance or education.

5.9 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant’s Account is payable under this Section 5, the Participant’s Account shall continue to be credited (or debited) with deemed investment returns, gains and losses in accordance with Section 3.3. Accounts that, in accordance with the preceding sentence, have been undistributable for a period of thirty-five months shall be forfeited as of the end of the thirty-fifth month. If a Participant whose Account was forfeited under this Section 5.9 (or his or her Beneficiary) files a claim for distribution of the Account after the date on which it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance shall be paid by the Employer in a lump sum cash payment as soon as practicable thereafter (without interest or any deemed investment returns, gains or losses after the date of forfeiture).

5.10 Committee Discretion. Within the specific time periods described in this Section 5, the Committee shall have sole discretion to determine the specific timing of the payment of any Account balance under the Plan. In addition and notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may cause the balance credited to a Participant’s Account to be paid to him or her in a lump sum at any time following the Participant’s termination of employment with all Employers and Affiliates.

SECTION 6

PARTICIPANT’S INTEREST IN ACCOUNT

6.1 Compensation Deferral Contributions. Subject to Sections 8.1 (relating to creditor status) and 9.2 (relating to amendment and/or termination of the Plan), a Participant’s interest in the balance credited to his or her Account at all times shall be 100% vested and nonforfeitable.

6.2 Vesting in Company Contributions. Except as provided in the following sentence, a Participant’s interest in his or her Company Contribution (if any) shall become 100% vested and nonforfeitable on the earlier of (a) the date that is three years after the date as of which such Company Contribution was made (but only if the Participant does not terminate employment prior to the end of such three year period), (b) the date on which a Change of Control occurs, or (c) the date on which the Participant terminates employment due to death or Disability. If a Participant transfers any Compensation Deferral out of the Company Stock

Fund prior to any Company Contribution associated with such Compensation Deferral becoming vested in accordance with the preceding sentence, the Company Contribution related to such transferred Compensation Deferral shall be immediately forfeited. For example, if a Participant elects to have $10,000 of his or her Compensation Deferral deemed invested in the Company Stock Fund and transfers 50% of such Compensation Deferral (as adjusted for earnings or losses) out of the Company Stock Fund prior to the Company Contribution on that Compensation Deferral becoming vested, 50% of the Company Contribution (i.e., $1,250, as adjusted for earnings of losses) shall be immediately forfeited. The vested portion of a Participant’s Account shall be distributable to him or her in the manner and at the time set forth in Section 5, and any unvested portion of such Account shall be permanently forfeited.

SECTION 7

ADMINISTRATION OF THE PLAN

7.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

7.2 Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

7.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

7.4 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

(b) To determine the types of bonuses which shall be eligible for deferral under the Plan;

(c) To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

(d) To cause one or more separate Accounts to be maintained for each Participant;

(e) To cause Compensation Deferrals and deemed returns, gains and losses to be credited to Participants’ Accounts;

(f) To establish and revise a method or procedure for the deemed investment of Participants’ Accounts, as provided in Section 3.3;

(g) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

(h) To determine the manner and form in which any distribution is to be made under the Plan;

(i) To determine the manner and form for making elections under the Plan;

(j) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

(k) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(l) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

(m) To arrange for annual distribution to each Participant of a statement of benefits accrued under the Plan;

(n) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

(o) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan;

(p) To decide all issues regarding the conversion of Participants’ Accounts into stock options, the use of such Accounts to exercise stock options or any related matter;

(q) To decide all issues and questions regarding Account balances, and the time, form, manner and amount of distributions to Participants; and

(r) To adjust the number of shares that may be delivered pursuant to Company Contributions as is necessary or appropriate to reflect any dividend or other distribution (whether in the form of cash, shares of Company common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

7.5 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

7.6 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers.

7.7 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

7.8 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys’ fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

SECTION 8

FUNDING

8.1 Unfunded Plan. All amounts credited to a Participant’s Account under the Plan shall continue for all purposes to be a part of the general assets of the Company. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of the Company. Nothing contained in the Plan shall (a) give any Participant or beneficiary any interest in or claim against any specific assets of the Company, nor (b) prevent the Company (with the consent of its board of directors) from establishing a grantor trust (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code) to assist the Company in fulfilling its obligations under the Plan.

SECTION 9

MODIFICATION OR TERMINATION OF PLAN

9.1 Employers’ Obligations Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant’s Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend Compensation Deferrals or may discontinue Compensation Deferrals, with or without cause. Complete discontinuance of all Compensation Deferrals shall be deemed a termination of the Plan.

9.2 Right to Amend or Terminate. The Board of Directors, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason, provided that no amendment or termination of the Plan shall, without the consent of the Participant, reduce the balance then credited to the Participant’s Account.

9.3 Effect of Termination. If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the time and in the manner set forth in Section 5; provided, however, that the Committee, in its sole discretion, may authorize accelerated distribution of Participants’ Accounts as of any earlier date.

SECTION 10

GENERAL

10.1 Participation by Affiliates. One or more Eligible Affiliates may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board of Directors. By adopting the Plan, an Eligible Affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Board of Directors to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any Eligible Affiliate may terminate its participation in the Plan at any time.

10.2 Inalienability. In no event may any Participant, Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order.

10.3 Rights and Duties. Neither the Employers nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

10.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time.

10.5 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and all other Employers, and the costs of the Plan shall be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

10.6 Compensation Deferrals Not Counted Under Other Employee Benefit Plans. Compensation Deferrals under the Plan will not be considered for purposes of contributions or benefits under any other employee benefit plan sponsored by the Employers, except to the extent specifically provided in any such plan.

10.7 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of California (other than its conflict of laws provisions).

10.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

10.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

APPENDIX E:

THE PMI GROUP, INC.

BONUS INCENTIVE PLAN

(January 1, 2004 Amendment and Restatement)

SECTION 1

BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date. The Plan originally was effective as of February 18, 1999. This amendment and restatement is effective as of January 1, 2004, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2004 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (a) to perform to the best of their abilities, and (b) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the Company’s net income. The Plan is further intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority under Section 3.5 to reduce the award.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Change of Control” means:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (iv) any beneficial ownership maintained by (but not additional acquisitions by), The Allstate Corporation and its subsidiaries, and their respective successors (“Allstate”), pending such time that Allstate distributes or transfers its current ownership interest in the Outstanding Company Common Stock and Outstanding Company Voting Securities as contemplated by the Prospectus dated April 10, 1995, relating to the initial public offering of the common stock of the Company, or (v) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.5. Notwithstanding the foregoing, in its sole discretion, the Board may increase the 20% threshold set forth above in this subsection (a) prior to any acquisition of 20% or more beneficial ownership of the Outstanding Company Common Stock or the Outstanding Company Voting Securities; provided, that (i) such increased threshold shall apply only to the acquisition and maintenance of beneficial ownership by any Person eligible to report such beneficial ownership at the time of such acquisition on Schedule 13G under the Exchange Act, and (ii) in the event that any Person initially eligible to so report on Schedule 13G thereafter ceases to be eligible to so report on Schedule 13G, the occurrence of the event causing such Person no longer to be eligible to so report shall be deemed an acquisition by such Person of all of the Outstanding Company Common Stock and Outstanding Company Voting Securities beneficially owned by such Person immediately prior to such occurrence; or

(b) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person acquires beneficial ownership of 20% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock as a result of the acquisition of such securities or stock by the Company, which acquisition reduces the number of the Outstanding Company Voting Securities or Outstanding Company Common Stock; provided, that if after such acquisition by the Company such Person (while such Person remains the beneficial owner of 20% or more of the Outstanding Company Voting Securities or Outstanding Company Common Stock) becomes the beneficial owner of additional shares of such Outstanding Company Voting Securities or Outstanding Company Common Stock (as the case may be), a Change of Control shall then occur. Capitalized terms used in this Section 2.5, not otherwise defined, shall have the meaning set forth in the form of change of control employment agreement approved at the February 12, 1998 meeting of the Board.

2.6 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7 “Committee” means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan. Until otherwise determined by the Board, the Company’s Compensation Committee shall constitute the Committee.

2.8 “Company” means The PMI Group, Inc., a Delaware corporation, or any successor thereto.

2.9 “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.10 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11 “Employee Performance Pool” means the pool of funds available for distribution to Participants. Subject to the terms of the Plan, the Committee establishes the Employee Performance Pool for each Performance Period.

2.12 “Fair Market Value” means the arithmetic mean of the highest and lowest per share selling prices of the Shares, as quoted in the New York Stock Exchange Composite Transactions Index for the date in question.

2.13 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.14 “Performance Period” means any period of not less than twelve consecutive calendar months, as determined by the Committee in its sole discretion. No more than three Performance Periods may be in effect at any one time.

2.15 “Plan” means The PMI Group, Inc. Bonus Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.16 “Retirement” means (a) a Termination of Service occurring on or after age sixty five (65), (b) a Termination of Service at or after age 55 with at least ten years of Benefit Accrual Service (as defined under The PMI Group, Inc. Retirement Plan, as amended), or (c) a Termination of Service approved by the Company as an early retirement; provided that in the case of a person subject to Section 16 of the Exchange Act, such early retirement must be approved by the Committee.

2.17 “Shares” means shares of the Company’s common stock, $0.01 par value.

2.18 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.2.

2.19 “Termination of Service” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

3.2 Determination of Target Awards. Subject to the limitations of Section 3.4 below, the Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.3 Employee Performance Pool. Each Performance Period, an amount equal to no more than five-percent (5%) of the Company’s net income shall be allocated to the Employee Performance Pool. The Committee, in its sole discretion, shall determine the size of the Employee Performance Pool, subject to the limitation in the preceding sentence.

3.4 Determination of Awards for Covered Employees. Each year the maximum Actual Award payable under the Plan to a Participant shall be no more than thirty-percent (30%) of the amount allocated to the Employee Performance Pool. In addition, the total of all Actual Awards payable for any Performance Period may not exceed the size of the Employee Performance Pool.

In the event a partial Performance Period occurs during any calendar year, the percent of pool limitation in this Section 3.4 shall be calculated based on the pro-rata portion of the Performance Pool established for the partial Performance Period (e.g., if a 12-month Performance Period ends March 31, 2004, one-fourth of the Performance Pool for that Performance Period will be used to calculate the percent of pool limitation in this Section 3.4 for 2004.)

3.5 Discretion to Reduce Awards. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion and at any time, reduce or eliminate (a) a Participant’s Actual Award, and/or (b) the amount allocated to the Employee Performance Pool. The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and shall not be require to establish any allocation or weighting with respect to the factors it considers.

3.6 Discretion to Include Additional Criteria. Notwithstanding any contrary provision of the Plan, the Committee may, in its sole discretion, place additional vesting or performance requirements upon any Target Award. The additional requirements may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. Failure to meet the additional requirements will result in a failure to earn the Target Award.

3.7 Special Rule for Change of Control. Notwithstanding any contrary provision of the Plan, the then ongoing Performance Period shall be deemed terminated immediately prior to the occurrence of a Change of Control and 100% of Target Awards shall be deemed to be earned and shall be immediately payable to the Participants.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment. Each Actual Award shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Payment of each Actual Award shall be made as soon as practicable, but no later than 90 days after the end of the Performance Period during which the Actual Award was earned. Unless otherwise determined by the Committee, and except as provided in Section 4.4 (relating to death and Disability), a Participant must be employed by the Company or any Affiliate on the date of payment to receive a payment under the Plan.

4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted stock granted under the Company’s Equity Incentive Plan. The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the Fair Market Value of a Share on the date that the cash payment otherwise would have been made. Any such restricted stock shall be subject to the vesting schedule (not to exceed two calendar years) as may be determined by the Committee, provided that accelerated vesting automatically shall occur upon death, Disability, Retirement or involuntary Termination of Service without cause.

4.4 Payment in the Event of Death or Disability. If a Participant dies or becomes Disabled prior to the payment of an Actual Award earned by him or her prior to death or Disability for a prior Performance Period, the Actual Award shall be paid to his or her estate or to the Participant, as the case may be, subject to the Committee’s discretion to reduce or eliminate any Actual Award otherwise payable.

SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6

GENERAL PROVISIONS

6.1 Tax Withholding. The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

6.2 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a

Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

6.4 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

6.6 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.3 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.4 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

8.5 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 27, 2004

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

The undersigned, revoking any proxy previously given, hereby appoints W. Roger Haughton, L. Stephen Smith and Victor J. Bacigalupi, or any of them, as Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 27, 2004 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2004 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted “FOR ALL NOMINEES” for Proposal 1 and “FOR” Proposals 2, 3, 4 and 5, and in the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 27, 2004

PROXY VOTING INSTRUCTIONS

VOTE BY TELEPHONE

QUICK ** EASY ** IMMEDIATE

TO VOTE YOUR PROXY BY MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TO VOTE YOUR PROXY BY TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

PLEASE DO NOT RETURN THE PROXY CARD IF VOTED BY TELEPHONE

Please detach and mail in the envelope provided IF you are not voting via telephone.

PROPOSALS 1, 2, 3, 4 AND 5 ARE SUBMITTED BY THE PMI GROUP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.         Election of 14 Directors:

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY FOR ALL NOMINEES

☐        FOR ALL EXCEPT

  (See instructions below)

NOMINEES:

☐        Mariann Byerwalter

☐        Dr. James C. Castle

☐        Carmine Guerro

☐        W. Roger Haughton

☐        Wayne E. Hedien

☐        Louis O. Lower II

☐        Raymond L. Ocampo Jr.

☐        John D. Roach

☐        Dr. Kenneth T. Rosen

☐        Steven L. Scheid

☐        L. Stephen Smith

☐        Richard L. Thomas

☐        Mary Lee Widener

☐        Ronald H. Zech

2.      Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.      Approval of the amended and restated Equity Incentive Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.      Approval of the matching contribution feature of the Officer Deferred Compensation Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.      Approval of the amended and restated Bonus Incentive Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO

ATTEND THE ANNUAL MEETING OF THE PMI GROUP, INC.

THURSDAY, MAY 27, 2004

9:00 A.M.

THE PMI GROUP, INC.

FIRST FLOOR CONFERENCE CENTER

3003 OAK ROAD

WALNUT CREEK, CALIFORNIA 94597

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE OTHER SIDE OF THIS CARD. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY USE THE TOLL-FREE TELEPHONE NUMBER SET FORTH ON THE REVERSE SIDE OF THIS PROXY CARD TO AUTHORIZE A PROXY TO VOTE YOUR SHARES. YOU WILL REDUCE PMI’S EXPENSE IN SOLICITING PROXIES IF YOU AUTHORIZE A PROXY TO VOTE BY TELEPHONE.

THE PMI GROUP, INC.

VOTING INSTRUCTIONS TO THE TRUSTEE

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 27, 2004

The undersigned, revoking any proxy previously given, hereby authorizes and instructs the Trustee of The PMI Group, Inc. Savings and Profit-Sharing Plan and Alternative 401(k) Plan to represent and vote all shares of common stock held for the undersigned in the PMI Group, Inc. Savings and Profit-Sharing Plan and Alternative 401(k) Plan and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 27, 2004 at 9:00 a.m. Pacific time at 3003 Oak Road, Walnut Creek, California, or any adjournments or postponements thereof as designated on the reverse side, and upon any and all matters which may properly be brought before the Annual Meeting or any adjournments or postponements thereof. Receipt of the 2004 Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you do not give any direction, this proxy will be voted by the Investment Committees the The PMI Group, Inc.’s Savings and Profit-Sharing Plan and Alternative 401(k) Plan in their discretion on the proposals and upon such other matters as may properly come before the Annual Meeting.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE PMI GROUP, INC.

May 27, 2004

401(K) PARTICIPANTS

PROXY VOTING INSTRUCTIONS

VOTE BY TELEPHONE

QUICK ** EASY ** IMMEDIATE

TO VOTE YOUR PROXY BY MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TO VOTE YOUR PROXY BY TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER
PLEASE DO NOT RETURN THE
PROXY CARD IF VOTED BY TELEPHONE

Please detach and mail in the envelope provided IF you are not voting via telephone.

PROPOSALS 1, 2, 3, 4 AND 5 ARE SUBMITTED BY THE PMI GROUP, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.         Election of 14 Directors:

☐        FOR ALL NOMINEES

☐        WITHHOLD AUTHORITY FOR ALL NOMINEES

☐        FOR ALL EXCEPT

  (See instructions below)

NOMINEES:

☐        Mariann Byerwalter

☐        Dr. James C. Castle

☐        Carmine Guerro

☐        W. Roger Haughton

☐        Wayne E. Hedien

☐        Louis O. Lower II

☐        Raymond L. Ocampo Jr.

☐        John D. Roach

☐        Dr. Kenneth T. Rosen

☐        Steven L. Scheid

☐        L. Stephen Smith

☐        Richard L. Thomas

☐        Mary Lee Widener

☐        Ronald H. Zech

2.      Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2004.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.      Approval of the amended and restated Equity Incentive Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.      Approval of the matching contribution feature of the Officer Deferred Compensation Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.      Approval of the amended and restated Bonus Incentive Plan.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

In their discretion, the Proxies are authorized to vote

upon such other business as may properly come

before the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐	PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.